Exhibit 10.26

LEASE OF SPACE

(Multi-Story Office)

This Lease is made this 14th day of December 2005, between 2650 CRESCENT LLC, a Colorado limited liability company (“Landlord”), and DOUBLECLICK INC., a Delaware corporation (“Tenant”).

I.    GENERAL.

1.1    Consideration. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements of Tenant herein contained.

1.2    Exhibits and Addenda to Lease. The Summary of Basic Lease Terms (“Summary”), Attachments, Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Summary, Attachments, Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Summary, Attachments, Exhibits and Addenda shall control. The Summary, Attachments, Exhibits and Addenda to this Lease are:

Summary of Basic Lease Terms

Exhibit A – Legal Descriptions of Land and Project

Exhibit B – Location of Demised Premises Within Building

Exhibit C – Rules & Regulations

Exhibit D – Signage Specifications

Exhibit E – Option Agreement

Exhibit F – Option Space

Exhibit G – Skyway Plan

Addendum to Lease of Space

Work Letter

II.    DEFINITIONS; DEMISE OF PREMISES.

2.1    Demise. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Demised Premises as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, conditions, restrictions, easements and encumbrances affecting the same.

2.2    Demised Premises. The “Demised Premises” shall mean the space to be occupied by Tenant as depicted in Exhibit B attached hereto and cross-hatched thereon. The depiction of the Demised Premises on Exhibit B contains approximately the number of square feet of gross floor area (“Floor Area”) set forth in the Summary, which depiction is herein referred to as the “Space Plan”. The Demised Premises are within the Building which is located on the Land as the terms Building and Land are hereinafter defined.

2.3    Area and Address. The Demised Premises contains approximately the Floor Area set forth in the Summary. The address of the Demised Premises is the address set forth in the Summary. Landlord shall take such actions as are necessary to change the address of the Demised Premises to 2550 Crescent Drive promptly following execution of this Lease.

2.4    Land. “Land” shall mean the parcel of real property more particularly described as the Land in Exhibit A attached hereto.

2.5    Building. “Building” shall mean the building containing the Demised Premises which is constructed on the Land and contains approximately the Floor Area set forth on the Summary.

2.6    Improvements. “Improvements” shall mean the Building, the Parking Area as hereinafter defined, and all other fixtures and improvements owned by Landlord on the Land, including landscaping thereon.

2.7    Project. “Project” shall mean the buildings commonly known as 2650 Crescent Drive and 251 Exempla Circle, Lafayette, Colorado, and all other improvements constructed or hereafter constructed on the Land described as the Project on Exhibit A attached hereto.

2.8    Property. “Property” shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements other than fixtures and personal property of Tenant and other users of space in the Building.

2.9    Common Facilities. “Common Facilities” shall mean all of the Property except the Demised Premises. Common Facilities shall also include the Parking Area and any walks, driveways, and other exterior areas designated by Landlord from time as Common Facilities for common use of Tenant and other users of space in the Building or the Project. If Landlord so elects, the Common Facilities shall also include any portions of the Common Facilities of the Project designated by Landlord from time to time.

2.10    Parking Area. “Parking Area” shall mean that portion of the Common Facilities which is or is to be paved and otherwise improved for the parking of motor vehicles, as designated by Landlord from time to time.

2.11    Use of Common Facilities and Parking Area. Tenant is hereby granted the non-exclusive right and license to use, in common with others entitled to such use, the Common Facilities, as it from time to time exists, subject to the rights of Landlord reserved herein. Tenant shall not interfere, at any time, with the rights of Landlord and others entitled to use any part of the Common Facilities, and shall not store, either permanently or temporarily, any materials, supplies or equipment in or on the Common Facilities. Landlord shall have the right, at any time, to change, reduce or otherwise alter the Common Facilities, in its sole and subjective discretion and without compensation to Tenant; provided, however, such change (a) shall not designate any portion of the Building as part of the Common Facilities, (b) does not reduce the number of Tenant’s parking spaces provided in the Summary and (c) permits reasonable access to loading areas and to the Demised Premises, subject to the provisions of Section 2.12. Landlord may use any of the Common Facilities, including one or more street entrances to the Project, as are necessary in Landlord’s judgment, for the purpose of completing or making repairs or alterations in any portion of the Project. Landlord will not construct additional buildings or increase the size of any building on the Land without Tenant’s written approval. Landlord shall have no right to use the roof, the demising floors, walls and ceilings, the exterior walls of the Building, or any telecommunications and utilities chases, ducts or other passageways located within the Demised Premises, the Building or the Project (the “Reserved Area”), except that Landlord reserves the right to use the Reserved Area for satellite dishes, antennas and other uses that do not interfere with Tenant’s use of the Demised Premises or its rights to install and use the Satellite Antenna. The installation of any telecommunications or utilities wires, cables or other equipment or facilities in the Reserved Area by Tenant or any other service provider of Tenant shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed, and if Landlord does not respond to such request within five (5) business days, such consent shall be deemed given. If Landlord determines that Tenant’s use of the Reserved Area shall require additional improvements or other costs to Landlord, Landlord shall be entitled to charge such costs to Tenant as a condition precedent to its consent.

2.12    Covenant of Quiet Enjoyment. Landlord covenants and agrees that, provided a Default by Tenant is not continuing, Tenant shall have quiet enjoyment and possession of the Demised Premises and such enjoyment and possession shall not be disturbed or interfered with by Landlord. Landlord represents and warrants to Tenant that Landlord is the owner of the Property, subject to matters of record. Landlord shall under no circumstances, except as otherwise expressly provided herein, be held responsible for restriction or disruption of access to the Project from public streets caused by construction work or other actions taken by governmental authorities or any other cause to the extent not within Landlord’s direct control, and such circumstances shall not constitute a constructive eviction of Tenant nor give rise to any right of Tenant against Landlord, provided that Landlord shall use good faith efforts to cooperate with Tenant to resolve any such disruption.

2.13    Condition of Demised Premises. Except for latent defects and as may be provided on an Addendum hereto and this Lease, Tenant covenants and agrees that, upon taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises “as is” and Tenant shall be deemed to have waived any warranty of condition or habitability, suitability for occupancy use or habitation, fitness for a particular purpose or merchantability, express or implied, relating to the Demised Premises. Tenant’s acceptance of the Demised Premises shall constitute its acknowledgment that the Demised Premises was in good condition, order and repair at the time of such acceptance. Notwithstanding Tenant’s acceptance under the foregoing sentence, when Landlord delivers the Demised Premises to Tenant to commence construction of the Tenant Improvements, the roof of the Building shall be free of leaks, all elevators, life/safety systems, and other building systems shall be in good working order, the Building shall be free of any Hazardous Substances in violation of Applicable Laws, all utilities shall be available to the Demised Premises, the Building shall be in compliance with ADA to the extent of the core and shell of the Building, and the Demised Premises shall be broom clean; excepting, however any work to be performed as part of the Tenant improvements or requirements resulting from the construction of the Tenant Improvements.

2.14    Intentionally Omitted.

2.15    Exercise Facility. The Common Facilities currently include and exercise facility located in or near the Project, which is available for the non-exclusive use of Tenant’s employees, in common with others allowed by Landlord to use the exercise facility, subject to the terms and conditions herein provided. In no event shall such exercise facility be made available to the general public or be used as a “for profit” facility. All employees of Tenant desiring to use the exercise facility shall be required to execute and return to Landlord the reasonable waiver form required from time to time by Landlord and comply with all reasonable rules and regulations set forth by Landlord from time to time for such exercise facility including, without limitation, any card keys or other secured access. All costs and expenses of operating, repairing, maintaining, upkeep and replacing of the exercise facility and its equipment shall be included in the Common Facilities Charges including, without limitation, all costs of Landlord’s Insurance and other insurance, and personal property taxes and Taxes, provided such Charges are not excluded from the Common Facilities Charges pursuant to Section 7.2 (iii) through (xviii). Landlord shall be entitled to temporarily close the exercise facility for maintenance and other purposes, or eliminate the exercise facility at any time. Landlord shall not be liable for and Tenant hereby releases and covenants not to bring any actions against Landlord for any loss, damage or injury occurring in or about the exercise facility to Tenant, Tenant’s Agents or any other persons using the exercise facility, except by reason of negligence or willful misconduct of Landlord, its employee and agents.

III.    TERM OF LEASE.

3.1    Lease Term. “Initial Lease Term” shall mean the period of time specified in the Summary commencing at noon on the commencement date specified in the Summary and expiring at noon on the last day of the calendar month falling on or after the time period described in the Summary (the Initial Lease Term together with any extensions thereof is herein referred to as the “Lease Term”).

IV.    RENT AND OTHER AMOUNTS PAYABLE.

4.1    Basic Rent. Tenant covenants and agrees to pay to Landlord, without offset, reduction, deduction, counterclaim or abatement, except as otherwise expressly set forth herein, basic rent for the Lease Term in the amount specified as basic rent in the Summary (“Basic Rent”). The term “Year 1” and subsequent Years as described in the Summary shall mean: (a) as to Year 1, the period of time beginning on the commencement date of the Lease Term and ending upon the last day of the calendar month falling on or after the first anniversary of the commencement date of the Lease Term; and (b) for subsequent Years, the corresponding period of time commencing upon the expiration of the previous Year and ending one (1) year thereafter.

4.2    Monthly Payments. Basic Rent shall be payable monthly in advance, without notice, in equal installments in the amount of monthly rent specified in the Summary. The first monthly installment due hereunder for the sixth (6th) full month of the Lease Term shall be due and payable upon execution hereof and a like monthly installment shall be due and payable on or before the first day-of-the seventh (7th) full month of the Lease Term and each month thereafter, except that the rental payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated based on a thirty (30) day month.

4.3    Place of Payments. Basic Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified in the Summary or such other place as Landlord may, from time to time, designate in writing.

4.4    Rent Absolute. It is the intent of the parties that the Basic Rent provided in this Lease shall be a net payment to Landlord; that this Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Demised Premises, including any damage or destruction affecting the Demised Premises, and any action by governmental authority relating to or affecting the Demised Premises, except as otherwise specifically provided in this Lease; that the Basic Rent and Additional Rent shall be absolutely payable without offset, reduction, deduction, counterclaim, or abatement for any cause except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Demised Premises or provide any services or do any act in connection with the Demised Premises except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Basic Rent, Additional Rent to cover costs and expenses relating to the Demised Premises, the Common Facilities, and the Property, all as hereinafter provided.

4.5    Additional Rent. Tenant covenants and agrees to pay, as additional rent under this Lease (“Additional Rent”), without offset, reduction, deduction, counterclaim or abatement, except as expressly set forth herein, all costs and expenses relating to the use, operation, maintenance and repair of the Demised Premises by Tenant to the extent provided herein; Tenant’s Pro Rata Share (as defined in Section 4.6) of the Common Facilities Charges (as defined in Section 7.2), Tenant’s Pro Rate Share of all Taxes (as defined in Section 5.1) and Tenant’s Pro Rata Share of Landlord’s Insurance costs (as defined in Section 4.7); and all other costs and expenses which Tenant is obligated to pay to Landlord or any other person or entity under this Lease, whether or not stated or characterized as Additional Rent.

4.6    Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” shall mean the percentage set forth in the Summary as Tenant’s Pro Rate Share which is the percentage derived by dividing the approximate Floor Area of the Demised Premises, as initially set forth in the Summary, by the approximate Floor Area of the Building or the Project, as the case may be as initially set forth in the Summary. Landlord and Tenant agree that such approximations of Floor Area of the Demised Premises, the Building and the Project are reasonable, and that the Calculations of Basic Rent and Tenant’s Pro Rate Share based on such approximations are not subject to revision under any circumstances, except as expressly provided in this Section 4.6. If the Floor Area of the Demised Premises, the Building, or the Project are ever remeasured, the result may only be used to adjust the identification thereof, and neither Landlord nor Tenant shall be entitled to claim an increase or decrease in the amount of the Monthly Basic Rent Specified in the Summary of the amount of Tenant’s Pro Rate Share specified in the Summary based upon such remeasurement. The Demised Premises shall be approximately as depicted in the Space Plan; provided, however, in no event shall Landlord be liable to Tenant or Tenant have any claims or rights against Landlord if the actual Floor Area of the Demised Premises is different than the estimated Floor Area of the Demised Premises herein provided. Notwithstanding anything to the contrary, if Landlord from time to time constructs additional building(s) upon the Land or the Project, as the case may be, then Landlord shall recalculate Tenant’s Pro Rata Share using the formulas hereinabove set forth based upon the added or reduced Floor Area. Landlord may not increase or decrease Floor Area of the Building. Landlord shall be entitled to provide services for the Common Facilities for either the Building or the Project, as Landlord determines from time to time. Landlord shall be entitled to charge from time to time all or any item of the Common Facilities Charges, Taxes, Landlord’s Insurance, or any other Additional Rent on the basis of either the Building or the Project, which will be charged during the Lease Term in a consistent manner. For all items to be charged for the Building, the Tenant’s Pro Rata Share of the Building shall be used and, for all items relating to the Project, Tenant’s Pro Rata Share of the Project shall be used for the purposes of calculating such items, as reasonably and in a consistent manner determined by Landlord.

4.7    Monthly Deposits. Tenant shall pay, as Additional Rent, to Landlord, as a monthly deposit (“Monthly Deposit”), in advance, without notice, on the day that payment of Basic Rent is due, an amount equal to 1/12 of Landlord’s estimate of Tenant’s Pro Rata Share of Taxes (defined in Section 5.1); Property Insurance (defined in Section 6.1) and Liability Insurance (defined in Section 6.2) (such Property Insurance and Liability Insurance are collectively referred to herein as “Landlord’s Insurance”); and Common Facilities Charges (defined in Section 7.2). Landlord shall provide written notice to Tenant prior to any change in the amount of the Monthly Deposit.

4.8    Intentionally Omitted.

4.9    General Provisions as to Monthly Deposits. Landlord may commingle the Monthly Deposits with Landlord’s own funds. In no event shall Landlord be required to hold such funds in escrow or trust for Tenant. Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits. In the event of a transfer by Landlord of Landlord’s interest in the Demised Premises, Landlord or the property manager of Landlord shall deliver the remaining balance of any Monthly Deposits to the transferee of Landlord’s interest and Landlord and such property manager shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits. In the event of a Transfer (as defined in Section 8.16) by Tenant of Tenant’s interest in this Lease, Landlord shall be entitled to return the Monthly Deposits to Tenant’s successor in interest and Landlord shall thereupon be discharged from any further liability with respect to the Monthly Deposits.

4.10    Annual Adjustment. Within one hundred twenty (120) days following the end of each calendar year of the Lease Term, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the previous calendar year (the “Statement”). The Statement shall also set forth the estimated Monthly Deposits for the current calendar year. If Landlord determines that the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the previous calendar year exceeds the Monthly Deposits for such previous calendar year, Tenant shall pay to Landlord, within thirty (30) days after receipt of the Statement, such deficiency in the amount reflected in the Statement. If Landlord determines that the Monthly Deposits exceeded the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges for the previous calendar year, the excess amount shall, at Tenant’s option and, except as may be otherwise provided by law, either be paid to Tenant within thirty (30) days or credited against the next Monthly Deposits, Basic Rent, Additional Rent and other amounts payable by Tenant under this Lease. If Tenant disputes any Statement submitted by Landlord, including the estimated Monthly Deposits, Tenant shall give Landlord notice of such dispute within ninety (90) days after Landlord provides the Statement to Tenant. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute that particular Statement and Tenant shall be deemed to have accepted the calculation of the Taxes, Landlord’s Insurance and Common Facilities Charges and Tenant’s Pro Rata Share thereof for such calendar year, and Tenant shall not be thereafter entitled to dispute or object to that particular Statement or the calculation thereof. If Tenant timely objects and provided that Tenant has paid the entire amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges and is not in default beyond any applicable notice and cure period hereunder of its obligations under this Lease, then Tenant for a period of thirty (30) days after Tenant’s notice may engage its own certified public accountants (“Tenant’s Accountants”) to verify the accuracy of the Statement objected to by Tenant. During such thirty (30) period, Tenant’s Accountants shall be entitled to examine the books and records of Landlord pertaining to that particular Statement, which examination shall be conducted only during the regular business hours of Landlord at the office in Colorado where Landlord maintains such books and records. Tenant’s Accountants shall enter into a confidentiality agreement with Landlord reasonably satisfactory to Landlord, Tenant and Tenant’s Accountants. Tenant shall deliver to Landlord copies of all audits, reports or other results from its examination within fifteen (15) days after receipt thereof by Tenant; provided, however, if it is determined that Tenant was overcharged by five percent (5%) or more for any calendar year, Landlord shall reimburse Tenant for all reasonable costs of Tenant’s audit of Landlord’s books for such calendar year. All costs incurred by Tenant for Tenant’s Accountants shall be paid by Tenant. Notwithstanding any pending dispute, Tenant shall continue to pay Landlord the amount of the estimated Monthly Deposits until such amount has been determined to be incorrect. The amounts of Taxes, Landlord’s Insurance and Common Facilities Charges payable by Tenant for the calendar years in which the Lease Term expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment is due for Taxes, Landlord’s Insurance and Common Facilities Charges, Landlord shall make payment of Taxes, Landlord’s Insurance and Common Facilities Charges, to the extent of funds from Monthly Deposits are available therefor and, upon request by Tenant, shall furnish Tenant with a copy of any receipt for such payments. Further, Landlord shall furnish Tenant with all tax and insurance bills with the Statement and, upon request from Tenant, any other back-up for the Common Facilities Charges. Except for Landlord’s obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or after Tenant’s obligation to pay Taxes and to maintain insurance as elsewhere provided in this Lease. The obligations of the parties under this Section shall survive the termination or expiration of this Lease.

V.    TAXES.

5.1    Covenant to Pay Taxes. Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of Taxes, as hereinafter defined, which accrue during or are attributable to the Lease Term, “Taxes” shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or the Project (as the case may be), or any part thereof, or upon any building, improvements or personal property at any time situated thereon. Tenant shall not be required to pay any increases in Taxes solely due to any sale of the Project, provided that the foregoing shall not limit Tenant’s obligation to pay the full amount of any increases in Taxes resulting from the regular periodic reassessment of Taxes by the Assessor.

5.2    Proration at Commencement and Expiration of Term. Taxes shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the commencement date of the Lease Term and the date of expiration of the Lease Term, except as hereinafter provided. Additionally, for the year in which the Lease Term expires, Tenant shall be liable without proration for the full amount of Taxes relating to any improvements, fixtures, equipment or personal property which Tenant is required to remove or in fact removes as of the expiration of the Lease Term. Proration of Taxes shall be made on the basis of actual Taxes. Tenant’s Pro Rata Share of Taxes for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided.

5.3    Special Assessments. If any Taxes may be payable in installments over a period of years the same shall be deemed payable over the maximum number of installments and Tenant shall be responsible only for installments for periods during the Lease Term with proration, as above provided, of any installment payable prior to the commencement date or after the expiration date of the Lease Term.

5.4    New or Additional Taxes. Tenant’s obligation to pay Tenant’s Pro Rata Share of Taxes shall include any Taxes of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property or the Project (as the case may be), if such tax shall be based upon or arise out of the ownership, use or operation of or the rents received therefrom, other than income taxes or estate or franchise or similar taxes of Landlord. For the purposes of computing Tenant’s liability for such new type of tax or assessment, the Property shall be deemed the only property of Landlord.

5.5    Landlord’s Sole Right to Contest Taxes. Landlord shall have the sole right to contest any Taxes. Landlord shall credit Tenant with Tenant’s Pro Rata Share of any abatement, reduction or recovery of any Taxes attributable to the Lease Term, less Tenant’s Pro Rata Share of all costs and expenses incurred by Landlord, including attorney’s fees, in connection with such abatement, reduction or recovery (unless already included in Common Facilities Charges). At Tenant’s request, Landlord shall contest the Taxes during the Lease Term, at Tenant’s cost (except to the extent Landlord is entitled to contribution from other tenants of the Project). The provisions of this paragraph shall survive the termination of this Lease.

VI.    INSURANCE.

6.1    Property Insurance. Landlord covenants and agrees to maintain property insurance (“Property Insurance”) for the Building, the shell and core of the Building and the Demised Premises, the Tenant Improvements and all Common Facilities (but not any Changes, fixtures or personal property constructed or owned by Tenant) in the amount of the full replacement cost thereof, on an all risk basis, from such company, with such deductible and on such other terms and conditions as Landlord deems appropriate, in its sole and subjective discretion, from time to time including, without limitation, extended coverage and insurance for loss of rent, boilers, exterior plate glass and other exterior glass. Property Insurance obtained by landlord need not name Tenant as an additional insured party and may at Landlord’s option, name any Mortgages (as herein defined) as an additional insured party as its interests may appear. Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of the Property Insurance obtained by Landlord for the Property or the Project (as the case may be), and its Pro Rata Share of the cost of any deductible under such Property Insurance, which deductible shall not exceed $25,000 per occurrence. Landlord shall obtain Property Insurance in the full amount of the Tenant Improvements constructed by Tenant, subject to Tenant providing written notice to Landlord of the amount of any Tenant Improvements in excess of the Tenant Improvement Allowance.

6.2    Tenant’s Insurance. Tenant covenants and agrees to maintain throughout the Lease Term insurance coverage at least as broad as ISO Causes of Loss – Special Form Coverage against risk of direct physical loss or damage (commonly known as “all risk”) for the full replacement cost of Tenant’s equipment, fixtures, improvements (except for the Tenant Improvements), Changes and personal property in the Demised Premises. Tenant covenants and agrees to maintain throughout the Lease Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the state in which the Demised Premises are located and with a single limit of not less than $2,000,000.00 per occurrence. Such policy shall name Landlord, its property manager and the Mortgagee (as to which Tenant has been given notice) as additional insureds, be primary to any other similar insurance as such additional insureds, and provide that it may not be cancelled or modified without at least thirty (30) days prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Demised Premises and prior to expiration of the then-current policy, Tenant shall deliver to Landlord certificates evidencing that insurance required under this Lease is in effect. Tenant covenants and agrees to obtain all other insurance coverages, and endorsements customarily maintained by companies with respect to operations in leased space in the vicinity of the Project in the general business and use, as reasonably requested by Landlord from time to time, including, without limitation, workers compensation insurance (but excluding business interruption insurance). The commercial general liability policy obtained by Tenant shall not contain any retention or self-insurance provision, unless otherwise approved in writing by Landlord, but may have a deductible not to exceed $25,000 per occurrence. Tenant may utilize blanket and umbrella coverage to satisfy its insurance requirements. Notwithstanding the foregoing, the proceeds of any casualty insurance carried by Tenant with respect to Tenant’s trade fixtures and personal property shall be paid to and belong to Tenant.

6.3    Liability Insurance. Landlord covenants and agrees to maintain a commercial general liability policy (“Liability Insurance”) covering the Common Facilities of the Project in such amounts, from such company, with such deductible and on such terms and conditions as Landlord deems appropriate, in its reasonable discretion, from time to time. Liability Insurance obtained by Landlord need not name Tenant as an additional insured party and may, at Landlord’s option, name the Mortgagee as an additional insured party. Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of the Liability Insurance obtained by Landlord, and its Pro Rata Share of the cost of any deductible under the Liability Insurance (which deductible shall not exceed $25,000 per occurrence).

6.4    Waiver of Recovery. Landlord and Tenant waive all right of recovery against the other and its respective officers, partners, members, agents, representatives and employees for loss or damage to its real and personal property kept in or about the Building or the Project, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Demised Premises, to the extent of any insurance required to be carried by such party under this Lease. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation in the policies.

6.5    Cooperation. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including execution and delivery of any proof of loss or other action required to such recovery.

6.6    Evidence of Insurance. Landlord shall provide evidence of Landlord’s Insurance to Tenant annually, promptly following renewal or replacement thereof. Such evidence of insurance shall provide that the insurer shall furnish written notice to Tenant at least ten (10) days prior to any cancellation of such insurance.

VII.    OPERATING MAINTENANCE AND REPAIR EXPENSES.

7.1    Utility Charges. Tenant covenants and agrees to contract in Tenant’s own name and to pay, as Additional Rent, all charges for telephone, telecommunication, internet, or other data transmission or utility services used, rendered or supplied to or for the Demised Premises. If any such utility charges are not separately metered or billed to the Demised Premises, then Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share thereof to Landlord, which amount shall be included in the Monthly Deposits of Common Facilities Charges.

7.2    Common Facilities Charges. Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of the Common Facilities Charges (as herein defined). The term “Common Facilities Charges” shall mean all reasonable costs and expenses of operating, repairing, maintaining, upkeep and replacing of the Common Facilities, the Building, the Improvements, the Property and the Project including, without limitation, upkeep and replanting of grass, trees, shrubs and landscaping, removal of dirt, debris, obstructions and litter from the Parking Area, landscaped areas, sidewalks and driveways; trash and garbage disposal for the Common Facilities and the tenants of the Property or Project; exterior and interior window Washing of the Demised Premises, other premises leased to other tenants, the Building and the Common Facilities, repair, resurfacing resealing, re-striping, sweeping and snow and ice removal from the Parking Area, sidewalks and driveways; removal of graffiti and repair of vandalism; heating, ventilation and air conditioning units, systems, equipment and facilities (“HVAC”) serving the Demised Premises, other premises leased to other tenants of the Property or the Project, the Building and the Common Facilities including without limitation, replacement of filters, periodic inspections and any maintenance contracts (provided that Landlord shall not be obligated to carry any maintenance contracts); building signs; stairways; elevators; skylights; gas, electricity, light, heat, power and other utility services for the Property or the Project (including the Demised Premises, other premises leased to other tenants, the Building and the Common Facilities); extermination services; fire protection systems, monitoring and sprinkler systems; exterior painting; interior painting of the Common Facilities; standard basic janitorial services (five times per week); replacement of interior, light, bulbs, light fixtures and ballasts (including the Demised Premises, other premises leased to other tenants, the Building and the Common Facilities), maintenance and repairs to roofs; repair, maintenance and replacement of damaged or broken exterior doors, glass or windows; water and sewage disposal systems and charges; storm drainage systems and charges (including, without limitation, any detention, drainage or pond areas located within the Project); irrigation and landscaping sprinkler systems, association assessments, dues and fees; supplies and the cost of any rental of equipment in implementing such services; wages, salaries, compensation, taxes, medical and other insurance, pension and retirement plans, and all other reasonable and customary benefits and costs or personnel engaged in the operation, management, maintenance, service or security of the Property or Project including, without limitation, property managers and all other personnel for the daily supervision and performance thereof; charges for professional management and administration of the Building, the Common Facilities, the Property and the Project; all deductibles for Landlord’s Insurance (subject to the limitations set forth in Section 6); all alterations, additions, improvements and other capital expenditures for the Property or Project (a) in order to conform to changes subsequent to the date of this Lease in any laws, ordinances, rules, regulations or orders of any applicable governmental authority enacted or first applicable to the Demised Premises by reason of a change of condition occurring after the date of this Lease, or (b) which are intended as a cost or labor saving device or to effect other economies in the operation of the Property or Project, but limited to the amount of any actual savings, subject to amortization of such costs at a reasonable market rate of interest over the reasonably estimated useful life thereof; and personal property taxes, licenses and permits. The Common Facilities Charges shall not be subject to amortization except as otherwise expressly herein required. Landlord may cause any or all of such services to be provided by independent contractor(s) and sub-contractor(s). The cost of personnel shall be prorated, in Landlord’s reasonable discretion, if such personnel provides services for other properties in addition to the Property or Project.

Common Facilities Charges shall be-deemed to exclude: (i) Taxes; (ii) Landlord’s Insurance costs; (iii) leasing commissions; (iv) management fees in excess of four percent (4%) of the Basic Rent and Additional Rent; (v) executive salaries above the grade of building manager; (vi) rent paid under Ground Leases (other than in the nature of additional rent consisting of Common Facilities Charges or Taxes); (vii) payments of interest or principal in respect of debt that is secured by a Mortgage and any other financing costs with respect to the Project; (viii) any fee or expenditure (other than the management fee provided in Section 7.2(iv)) that is paid or payable to an affiliate of Landlord to the extent that such fee or expenditure exceeds the amount that would be reasonably expected to be paid in the absence of such relationship; (ix) the cost of any capital improvements to the Project (except as otherwise expressly provided in Section 7.2 of this Lease); (x) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Common Facilities Charges hereunder; (xi) cost of repairs or replacements incurred by reason of fire or other casualty, except for any uninsured minor casualties occurring in the general course of business, or caused by the exercise of the right of eminent domain; (xii) advertising expenditures; (xiii) interest, penalties and late charges that in any such case are paid or incurred as a result of late payments made by Landlord, unless due to Tenant’s late payment; (xiv) charitable or political contributions made by Landlord, (xv) costs and expenses incurred for the handling, removal, treatment, disposal or replacement of asbestos or asbestos containing materials in the Building or Project, and costs and expense incurred for the handling, removal, treatment, disposal or replacement of asbestos or asbestos containing materials in the Building or Project, and costs and expense incurred for the handling; removal, treatment, disposal or replacement of other Hazardous Substances in the Building or Project to the extent any such Hazardous Substances violate applicable requirements as of the date of this Lease; (xvi) the costs or expenses of a management office located at the Property and any corporate or overhead costs of Landlord not attributable to services provided by Landlord to the Property; (xvii) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Project or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions; (xviii) costs and expenses to cure violations (including the cost of penalties and fines in connection therewith) existing against the Project, Building or Property prior to the date of this Lease; (xix) costs for services furnished to a particular tenant or tenants and not generally available to all tenants of the Project; and (xx) cost of operating the exercise facility to the extent of any charges received by the operator thereof (other than Common Facilities Charges for other tenants of Lafayette Corporate Campus) and if available to users other than occupants of Lafayette Corporate Campus, then the pro rata portion of the costs related to such additional users shall be excluded.

7.3    Tenant’s Maintenance Obligation. Without limiting the other provisions of this Lease, Tenant, at its sole cost and expense, shall maintain, repair, replace and keep the Demised Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction. Tenant shall perform or contract for and promptly pay, as Additional Rent, for trash and garbage disposal (to the extent that Tenant’s trash and garbage disposal requirements exceed the usual requirements of tenants in the Building, as determined by Landlord), security services, interior painting, and repair, maintenance and replacement of damaged or broken interior glass, plate glass and other breakable materials in the Demised Premises, but not exterior windows and exterior doors. Tenant shall operate, maintain, repair and replace the pipes and other equipment and facilities for water, sewage and other utility services serving the Demised Premises from the point entering the Demised Premises. All costs of maintenance and repairs to be performed by Tenant shall be considered Additional Rent hereunder. All maintenance and repairs to be performed by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Demised Premises or the Property.

7.4    Landlord’s Maintenance Obligation. Landlord shall maintain and replace the exterior walls, exterior windows, exterior doors and structural elements of the Building and the Improvements, which shall be at Landlord’s sole cost except as expressly included in Common Facilities Charges Landlord shall maintain and replace, the elevators, HVAC and other Building systems, and Common Facilities, subject to reimbursement if any, for the Common Facilities Charges. Landlord shall maintain the Building and Common Facilities in a condition and repair consistent with similar quality buildings in the same area, subject to reimbursement, if any, for the Common Facilities Charges. Landlord and Tenant acknowledge that as of the date of this Lease, the Building is a first class mid rise office building for the Lafayette/Broomfield market. Landlord, at its sole cost and expense, shall be responsible for the replacement of the roof of the Building, as opposed to maintenance and repair of the roof as provided in Section 7.2. Subject to the forgoing Landlord’s maintenance obligation under this Section shall be determined in Landlord’s reasonable discretion.

7.5    Building Services.

(a) Landlord shall cause to be made available at general points of usage in the Demised Premises facilities for the supply of domestic hot (or tempered) and cold running water, and facilities for electric power for normal lighting and customary office equipment used by Tenant in connection with its business, including supplemental HVAC (provided that Tenant, at its sole cost, shall be responsible for all alterations or improvements for supplemental HVAC and for additional electric or other utilities serving the Demised Premises, in excess of the electric requirements set forth in Section 7.5(e)). Landlord shall also furnish to the Demised Premises and the Building heating and air-conditioning maintained at such temperatures as are customary for similar quality office buildings in the area as reasonably determined by Landlord, during Normal Business Hours (as herein defined); subject, however, to all restrictions under applicable laws, ordinances, rules and regulations. Except when inspections and repairs are being made thereto, Landlord shall furnish elevator service (if an elevator is located in the Building) for use by Tenant, its employees and invitees at all times, Normal Business Hours shall mean the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturdays, except during any governmental or bank holiday. Tenant shall be entitled to use the heating and air conditioning outside of Normal Business Hours, at Tenant’s sole expense. Landlord shall provide janitorial services and trash removal to the Demised Premises during the Lease Term on each business day (but not more than five (5) days per week) in a manner consistent with similar quality buildings in the same area (acknowledging that as of the date of this Lease, the Building is a first-class mid-rise office building for the Lafayette/Broomfield market). Landlord shall clean all exterior windows at least two (2) times per calendar year and shall provide exterminating services when reasonably required. Landlord shall also replace light bulbs and ballasts when needed within the Building. All of the foregoing maintenance and services shall be subject to reimbursement, if any, as part of the Common Facilities Charges. Tenant shall have access to the Demised Premises 24 hours per day, 7 days per week, 52 weeks per year in accordance with Section 3 of the Addendum.

(b) Tenant shall use electricity supplied to the Demised Premises only for standard lighting and customary office equipment, used by Tenant in connection with its business, including supplemental HVAC (provided that Tenant, at its sole cost, shall be responsible for all alterations or improvements for supplemental HVAC and for additional electric or other utilities serving the Demised Premises, in excess of the electric requirements set forth in Section 7.5(e)). Tenant shall not make any alteration to the electric system or connect any high wattage electrical equipment or install heat generating equipment or machinery in the Demised Premises not otherwise permitted hereunder, without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall pay, as Additional Rent, the cost of any modifications to the electrical system or heating and air conditioning system of the Building necessitated by such usage, the cost of separate metering if required by Landlord, and the cost of any additional electrical service provided to Tenant, unless billed directly to Tenant by the utility company.

(c) Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of any utilities or services for the Demised Premises or the Building, except to the extent caused by the negligence or willful misconduct of Landlord or its employees or agents and except as expressly provided herein. Landlord may, with not less than ten (10) days prior verbal notice to Tenant (except that no notice shall be required in the event of an emergency), cut off and discontinue any utilities and services when such discontinuance is necessary in order to make repairs or alterations or if otherwise required in connection with the fulfillment of Landlord’s obligations under this Lease. Landlord will use good faith efforts to coordinate any shut-offs with Tenant. In no event shall Tenant be entitled to any abatement of rent as a result of the Demised Premises being rendered unusable for their intended purpose due to any such failure, interruption or reduction, except as expressly provided herein. No such failure, interruption or reduction of utilities or services shall be construed as an eviction or disturbance of possession by Landlord and Tenant shall have no right to terminate this Lease as a result thereof.

(d) Tenant shall promptly notify Landlord of any accidents or defects in the Building or the Project of which Tenant becomes aware, including defects in pipes, electric wiring and HVAC equipment, and of any condition which may cause injury or damage to the Building or Project or any person or property therein.

(e) Notwithstanding Section 7.5(b), Landlord shall be required to provide electrical facilities for the Building that allow Tenant’s usage of at least ten (10) watts of power per square foot of Floor Area of the Demised Premises. Landlord shall not reduce the electrical power currently serving the Building.

(f) In the event there is an interruption of any essential service that is caused by the negligence or willful misconduct of Landlord or its agents or employees, and Tenant is unable to use all or a portion of the Demised Premises for a period of at least seven (7) consecutive days as a result of such interruption, then the Basic Rent shall equitably abate on a per diem basis from the first day of such interruption until such interruption is cured, based upon the portion of the Demised Premises that Tenant is unable to use as a result of such interruption.

7.6    Self-Help. If Landlord fails to perform any of its repair or other obligations pursuant to Section 7.4 or 7.5, then Tenant may provide written notice thereof to Landlord. If Landlord has not performed such repair within seven (7) days after such notice from Tenant (or such longer period of time as is reasonably required so long as Landlord diligently pursues such repair to completion), the Tenant may perform such repair and Landlord shall reimburse Tenant for the reasonable out-of-pocket cost thereof, together with an administrative charge of fifteen percent (15%) of such cost and interest at the rate of fifteen percent (15%) per annum calculated from the date of such expenditure until the same is repaid in full Landlord shall reimburse Tenant for such costs within twenty (20) days after receiving written notice from Tenant, detailing such costs and providing supporting documentation.

VIII.    OTHER COVENANTS OF TENANT.

8.1    Limitation of Use by Tenant. Tenant covenants and agrees to use the Demised Premises only for the use or uses set forth as Permitted Uses by Tenant in the Summary and for no other purposes, except with the prior written consent of Landlord, which if such use if lawful, will not be unreasonably withheld or delayed.

8.2    Compliance with Laws. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction and that the Demised Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation and with the certificate of occupancy issued for the Building and the Demised Premises. Tenant shall not be required to make any structural changes to the Demised Premises in order to comply with any laws, unless required by Tenant’s particular use of the Demised Premises (as opposed to general office use) or by reason of any Changes made by Tenant. In such event, Landlord shall make such structural changes to the Demised Premises in order to comply with such law and, if applicable, the cost thereof shall be included in the Common Facilities Charges (subject to amortization as provided in Section 7.2). Tenant shall be entitled to contest any laws as long as neither Landlord nor the Building or Project are subject to any fine, forfeiture or other impositions; provided, however, if Landlord would be subject to a fine or other imposition, Tenant may nonetheless contest such law so long as Tenant provides Landlord with a cash deposit or other reasonably adequate security to assure payment thereof.

8.3    Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises which might impair any insurance maintained with respect to the Demised Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

8.4    No Waste or Impairment of Value. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises or the Property which would constitute waste.

8.5    No Structural or Electrical Overloading. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Demised Premises which is likely to impair the structural soundness of the Building which is likely to result in an overload of electrical lines serving the Building, provided such lines have the capacity required hereby. In the event of violations hereof, Tenant covenants and agrees to immediately remedy the violation at Tenant’s expense and in compliance with all requirements of governmental authorities and insurance underwriters.

8.6    No Nuisance, Noxious or Offensive Activity. Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Demised Premises or the Property nor shall anything be done or kept on the Demised Premises or the Property which may be or become a public or private nuisance or which disturbs others on adjacent or nearby property.

8.7    No Annoying Lights, Sounds or Odors. Tenant covenants and agrees that no light shall be emitted from the Demised Premises which is unreasonably bright or causes unreasonable glare, no sound shall be emitted from the Demised Premises which is unreasonably loud or annoying; and no odor shall be emitted from the Demised Premises which is noxious or offensive to others on adjacent or nearby property.

8.8    No Unsightliness. Tenant covenants and agrees that no unsightliness shall be permitted on the Demised Premises which is visible from any adjacent or nearby property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Demised Premises; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Demised Premises except as may be enclosed within the Demised Premises; all pipes, wires, poles, antennas and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Demised Premises or appropriately screened from view.

8.9    No Animals. Tenant covenants and agrees that no animals shall be permitted or kept on the Demised Premises or the Property, except as may be required for any person with a disability.

8.10    Restriction on Signs and Exterior Lighting. Tenant covenants and agrees that no signs or advertising devices of any nature shall be erected or maintained by Tenant on or visible from the exterior of the Building or the Property and no exterior lighting shall be permitted on or visible from the exterior of the Building or the Property, except for signs complying with the signage specifications attached hereto as Exhibit D and approved by Landlord in writing, in its reasonable discretion.

8.11    No Violation of Covenants. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenant, condition or restriction affecting the Demised Premises or the Property. Landlord will not hereafter enter into any covenant or restriction applicable to Tenant, the Building or the Project that interferes with Tenant’s use of the Demised Premises for the Permitted Use.

8.12    Restriction on Changes and Alterations. Tenant covenants and agrees not to improve, change, alter, add to remove or demolish any improvements on the Demised Premises (“Changes”), without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, and unless Tenant complies with all reasonable conditions which may be imposed by Landlord, in its reasonable discretion, in connection with such consent and unless Tenant pays, as Additional Rent, to Landlord the reasonable out-of-pocket costs and expenses of Landlord for architectural, engineering or other consultants which may be reasonably incurred by Landlord in determining whether to approve any such Changes. Landlord’s consent to any Changes and the conditions imposed in connection therewith shall be subject to all requirements and restrictions of any Mortgagee. If such consent is given no such Changes shall be permitted unless (a) Tenant shall have procured and paid for all necessary permits and authorizations from any governmental authorities having jurisdiction; (b) such Changes shall not materially reduce the value of the Property; (c) such Changes are located wholly within the Demised Premises, shall not adversely affect the structural integrity of the Building of the operation of the HVAC, plumbing, electrical, water, or sewer systems servicing the Building or the Property, (d) such Changes shall not impair existing insurance on the Property; and (e) Tenant, at Tenant’s sole cost and expense, shall maintain or cause to be maintained workmen’s compensation insurance covering all persons employed in connection with the work and obtains ability insurance covering any loss or damage to persons or property arising in connection with any such Changes and such other insurance as Landlord may reasonably require. Tenant covenants and agrees that any Changes approved by Landlord shall be completed with due diligence and in a good and workmanlike fashion and in compliance with all conditions imposed by Landlord and all applicable permits, authorizations, laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction and that the costs and expenses with respect to such Change shall be paid promptly when due and that the Change shall be accomplished free of mechanics and materialmen’s liens. Tenant covenants and agrees that all Changes shall become the property of the Landlord at the expiration or earlier termination of the Lease Term, provided that Tenant may elect to remove any Changes as long as Tenant repairs any damage caused by such removal. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to remove the Tenant Improvements or any Changes made by Tenant in compliance with the terms and conditions of this Lease. Notwithstanding the foregoing, no consent of Landlord shall be required for any interior, non structural Changes that cost $25,000 or less during any twelve (12) month period.

8.13    No Mechanic’s Liens. Tenant covenants and agrees not to permit or suffer and to cause to be removed and released within thirty (30) days after notice thereof, any mechanic’s materialmen’s or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Demised Premises by, through or under Tenant. At least twenty (20) days prior to any Changes, Tenant shall provide written notice to Landlord of the date of commencement of any Changes. Landlord shall have the right, at any time and from time to time, to post and maintain on the Demised Premises and Building such notices as Landlord deems necessary to protect the Demised Premises against such liens. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed, including interest and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien including, without limitation, bonding, escrow or endorsement of the title insurance policy of Landlord and any Mortgagee. If Tenant so contests, then on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interest and costs and shall cause the lien to be released and any judgment satisfied.

8.14    No Other Encumbrances. Tenant covenants and agrees not to obtain any financing secured by Tenant’s interest in the Demised Premises and not to encumber the Demised Premises or Landlord’s or Tenant’s interest therein, without the prior written consent of Landlord, in its reasonable discretion, and to keep the Demised Premises free from all liens and encumbrances except liens and encumbrances existing upon the date of commencement of the Lease Term or liens and encumbrances created by Landlord.

8.15    Subordination to Landlord Mortgages. Provided that any mortgagee or holder (“Mortgagee”) of a Mortgage (as herein defined) provides Tenant with a written non-disturbance agreement in a form reasonably satisfactory to Tenant and such Mortgagee (“SNDA”) pursuant to which such Mortgagee covenants not to disturb Tenant’s possession of the Demised Premises and agrees to recognize Tenant pursuant to all of the terms of this Lease for so long as Tenant is not in default beyond all applicable notice and cure periods, Tenant covenants and agrees that this Lease and Tenant’s interest in the Demised Premises shall be junior and subordinate to any such mortgage or deed of trust (“Mortgage”) now or hereafter encumbering the Property. Landlord shall pay any administrative fee or similar charge imposed by such Mortgagee for such SNDA and Tenant shall pay, as Additional Rent, all reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees) required to be reimbursed by such Mortgagee for such SNDA. In the event of a foreclosure of any Mortgage, subject to the terms of the SNDA, Tenant shall attorn to the party acquiring title to the Property as the result of such foreclosure. Except for such SNDA, no act or further agreement by Tenant shall be necessary to establish the subordination of this Lease to any such Mortgage, which subordination is self-executing, but Tenant covenants and agrees, upon request of Landlord, to execute such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any Mortgage in accordance with the foregoing provisions. Alternatively, if the parties have already entered into an SNDA, Tenant covenants and agrees that, at the option of any Mortgagee, Tenant shall execute documents as may be necessary to establish this Lease and Tenant’s interest in the Demised Premises as superior to any such Mortgage within ten (10) days after Tenant’s receipt thereof. If Tenant fails to execute any documents required to be executed by Tenant under the provisions hereof, Tenant shall be deemed to have agreed to and be bound by the covenants, terms and conditions provided in such documents. If any Mortgagee or purchaser at foreclosure thereof, succeeds to the interest of Landlord in the Land or the Building, such person shall not be (i) liable for any act or omission of Landlord under this Lease, but nothing herein shall relieve such person of curing any default that is a continuing default after the effective date of such ownership transfer (that is susceptible of cure), subject to written notice from Tenant and opportunity to cure for such person as required under this Lease; (ii) liable for the performance of Landlord’s covenants hereunder which arise prior to such person succeeding to the interest of Landlord hereunder, without affecting Tenant’s rights as to the performance of Landlord’s covenants arising subsequent to such succession with respect to any continuing default that is curable; (iii) bound by the payment of any rent which Tenant may have paid more than one month in advance; (iv) liable for any security deposit which was not delivered to such person; or (v) bound by any modifications to this Lease to which such holder has not consented in writing. Landlord represents and warrants to Tenant that there is no Mortgage affecting the Property as of the date of this Lease, which consent shall not be unreasonably withheld or delayed.

8.16    No Assignment or Subletting.

(a) Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed or conditioned. A “Transfer” by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Demised Premises or any assignment, sublease, transfer, mortgage, pledge or encumbrance of all or any part of the Demised Premises or of Tenant’s interest under this Lease or in the Demised Premises by operation of law or otherwise, or the use or occupancy of all or any part of the Demised Premises by anyone other than Tenant. Any such Transfer by Tenant without Landlord’s written consent shall be void and shall constitute a Default by Tenant under this Lease. If Landlord consents to any Transfer by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally, and as a principal, not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made unless specifically provided to the contrary in Landlord’s prior written consent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to a Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant.

(b) If Tenant requests Landlord’s consent to a Transfer Tenant shall submit to Landlord in writing the name of the proposed transferee, the effective date of the Transfer, the terms of the proposed Transfer, a copy of the proposed form of sublease or assignment, and such information as to the business, reputation and financial capacity of the transferee as Landlord shall reasonably require to evaluate the request. It shall be reasonable for the Landlord to withhold its consent to any Transfer where: (i) in the case of a sublease the subtenant has not acknowledged that the provisions of any sublease are subject and subordinate to the provisions of this Lease and such sublessee shall covenant not to violate the provisions of this Lease or (ii) the reputation of the transferee would unreasonably damage or otherwise impair the value of the Building or (iii) the intended use is not permitted by applicable law or covenant. The foregoing criteria are not exhaustive, and Landlord may withhold consent to a Transfer on any other reasonable grounds. Tenant shall reimburse Landlord for all of Landlord’s out-of-pocket costs incurred in connection with any request for consent to a Transfer, including, without limitation, a reasonable sum for attorneys fees, if incurred.

(c) Notwithstanding the foregoing, Landlord shall at Landlord’s option, in the case of an assignment or sublease for all or substantially all of the remaining Lease Term have the right in lieu of consenting to a Transfer by Tenant, to terminate this Lease as to the portion of the Demised Premises that is the subject of the proposed Transfer, and to enter into a new lease with the proposed transferee and receive directly from the proposed transferee the consideration agreed to be given by such transferee to Tenant for the Transfer by Tenant. Alternatively, at the request of Landlord, Tenant shall pay over to Landlord, as Additional Rent, fifty percent (50%) of all sums received by Tenant in excess of the rent payable by Tenant hereunder which is attributable on an equally allocable Floor Area basis, to any subletting of all or any portion of the Demised Premises so subleased, and fifty percent (50%) of all consideration received on account of or attributable to any assignment of this Lease in each case after first deducting from such gross profit or proceeds, all reasonable out-of-pocket expenses incurred by Tenant with respect to such Transfer, including, without limitation, all rent concessions and allowances and the unamortized cost of any Improvements or Changes made by Tenant for such Transfer. Such costs will include any unamortized costs of any Improvements or Changes made by Tenant prior to such Transfer but specifically benefitting such transferee, other than the Tenant Improvements to the extent of the Tenant Improvement Allowance. If a partial termination of this Lease occurs as set forth above, all Basic Rent and Additional Rent and Tenant’s Pro Rata Share shall be appropriately adjusted. The provisions of this Section 8.16(c) shall not apply to a Permitted Transfer.

(d) If Landlord consents to a Transfer by Tenant, then any option to renew this Lease, right to extend the Lease Term, or option or right of refusal to expand the Demised Premises shall automatically terminate. This Section 8.16(d) shall not apply to a Permitted Transfer.

(e) Tenant covenants and agrees to pay, as Additional Rent to Landlord any reasonable costs and expenses incurred by Landlord in connection with such request (including, without limitation, reasonable attorneys’ fees), whether or not the consent of Landlord is given to the Transfer requested by Tenant. When the actual amount of such costs and expenses are known by Landlord, Tenant shall pay to Landlord such additional actual costs and expenses. The payment of such costs and expenses by Tenant shall be a condition precedent to the effectiveness of any consent by Landlord to such Transfer.

(f) Notwithstanding anything to the contrary, Tenant shall not be entitled to make a Transfer to any person or entity with whom Landlord or its Related Parties (as herein defined) negotiated or had contact or to whom Landlord has give, or received therefrom, any written or oral proposal regarding a lease of space in the Building within the six (6) month period preceding Tenant’s request for such Transfer, provided that Landlord (or its affiliated entities) have other space available in Lafayette Corporate Campus that is reasonably suitable for such prospect’s requirements. Tenant shall not publicly advertise the rate or other economic terms upon which Tenant is willing to Transfer the Demised Premises, and all other public advertisements of a Transfer shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, except that Tenant may circulate marketing brochures by mail or e-mail without Landlord’s consent. Public advertisement shall include, without limitation, the placement or displays of any signs or lettering on or above the Demised Premises. If at the time of the proposed Transfer Landlord shall have other space available in Lafayette Corporate Campus that is reasonably suitable for such prospect’s requirements, Tenant shall not be entitled to Transfer or offer to Transfer the Demised Premises to such prospect at a rental rate less than the then-prevailing fair market rental for the Demised Premises with all relevant factors considered.

(g) For the purposes of this Lease, the term, “Transfer” shall also include: the transfer or change, whether voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the control or ownership, whether legal or beneficial, in Tenant within a twelve (12) month period. Notwithstanding the foregoing, Tenant may (i) assign or sublet all or a portion of the Demised Premises to any entity that controls, is controlled by or is under common control with Tenant (an “Affiliate”); (ii) assign this Lease to any entity that succeeds to the interest of Tenant following a merger of consolidation or a reorganization or recapitalization of Tenant; (iii) assign this Lease to any entity that purchase all or substantially all of the stock or assets of Tenant; (iv) list the shares of stock of Tenant on any public exchange or otherwise offer the stock of Tenant to the public, or (v) assign this Lease to any entity that purchases all or substantially all of the “Abacus” division of Tenant (including, without limitation, the operations at the Demised premises) as a going concern, in each case, without Landlord’s prior consent (hereinafter referred to as a “Permitted Transfer”); provided that Tenant shall not be released from obligation or liability under the Lease, if an assignment, the Affiliate assumes all obligations and liabilities of Tenant under the Lease, and Tenant notifies Landlord in a timely manner, along with copies of such sublease or assignment, as well as documentation evidencing such relationship or affiliation. Further, if Tenant is a public company, the transfer of shares of Tenant shall not be deemed to be a Transfer.

(h) As a condition to Landlord’s consent to a Transfer by Tenant, any assignee shall expressly assume all the obligations of Tenant under this Lease in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than ten (10) days prior to the effective date of such assignment, and any subtenant shall covenant to Landlord not to violate the provisions of this Lease as applied to the portion of the Demised Premises so sublet and to attorn to Landlord, at Landlord’s written election, in the event of any termination of this Lease prior to the expiration date of the Lease Term, all of which shall be in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than ten (10) days prior to the effective date of such sublease.

8.17    Annual Financial Statements. Tenant covenants and agrees to furnish to Landlord, within fifteen (15) days after written request thereof from Landlord, copies of the then available annual financial statements of Tenant audited, if requested by Landlord, by a certified public accountant, and agrees that Landlord may deliver any such financial statements to any existing or prospective Mortgagee or purchaser of the Property (under an executed letter of intent of purchase agreement), provided that Landlord and such other parties agree to keep such information confidential pursuant to a commercially reasonable form of written confidentiality agreement and provided further that Tenant shall not be required to furnish the financial statements for any calendar year before the date that such financial statements have been completed, but in no event more than one hundred twenty (120) days following such calendar year. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant and, if regularly prepared by Tenant, a statement of sources and use of funds for the preceding fiscal year of Tenant.

8.18    Payment of Income and Other Taxes. Tenant covenants and agrees to pay, as Additional Rent, promptly when due, all taxes, the nonpayment of which might give rise to a lien on the Demised Premises or Tenant’s interest therein, and to furnish, if requested by Landlord, evidence of such payments.

8.19    Estoppel Certificates. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, upon Landlord’s written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Basic Rent has been paid; stating the amount of the Monthly Deposits held by Landlord for the then tax and insurance year, stating that, to the best knowledge of Tenant, there exists no defaults by Landlord or Tenant and no event which with the giving of notice or the passage of time, or both, would constitute such a default (or, if there exists defaults, setting forth the nature thereof); and stating such other matters concerning this Lease as Landlord may reasonably request. Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective Mortgagee or purchaser of the Property. Tenant agrees that a failure to deliver such a statement within fifteen (15) days after written request from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord or Tenant under this Lease except as may be represented by Landlord; and that any representation by Landlord with respect to Basic Rent, the Monthly Deposits and any other permitted matter are true.

8.20    Landlord Right to Inspect and Show Premises and to Install “For Sale” Signs. Tenant covenants and agrees that Landlord and the authorized representatives of Landlord shall have the right to enter the Demised Premises at any reasonable time upon prior verbal notice during ordinary business hours (or at any time and without notice in the event of an emergency) for the purposes of inspecting, repairing or maintaining the same or performing any obligations of Tenant which Tenant has failed to perform hereunder or for the purposes of showing the Demised Premises to any existing or prospective Mortgagee, purchaser or, in the last twelve (12) months of the Lease Term, tenant of the Property or the Demised Premises. Tenant covenants and agrees that Landlord may at any time and from time to time place on the grounds of the Property, but not on the exterior of the Building, a sign advertising the Property or the Demised Premises for sale or, during the last twelve (12) months of the Lease Term, for lease.

8.21    Landlord Title to Fixtures, Improvements and Equipment. Tenant covenants and agrees that all fixtures and improvements on the Demised Premises and all equipment relating to the use and operation of the Demised Premises (as distinguished from operations incident to the business of Tenant), including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, whether or not attached to or affixed to the Demised Premises, and whether now or hereafter located upon the Demised Premises, shall be and remain the property of the Landlord upon expiration of the Lease Term.

8.22    Removal of Tenant’s Equipment. Tenant covenants and agrees to remove, at or prior to the expiration or earlier termination of the Lease Term, all of Tenant’s Equipment, as hereinafter defined. “Tenant’s Equipment” shall mean all moveable equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Demised Premises). If such removal shall injure or damage the Demised Premises Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Demised Premises in substantially the same condition as the Demised Premises would have been in if such Tenant’s Equipment had not been installed. If Tenant fails to remove any of Tenant’s Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant’s Equipment or dispose of the same and retain any proceeds therefrom, and Landlord shall be entitled to recover from Tenant, any costs or expenses of Landlord in removing the same and in restoring the Demised Premises, in excess of the actual proceeds, if any, received by Landlord from disposition thereof. Tenant releases and discharges Landlord from any and all claims and liabilities of any kind arising out of Landlord’s disposition of Tenant’s Equipment. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to remove any raised floor, any cables or wiring of any kind or any kitchen pantry or appliances.

8.23    Tenant Indemnification of Landlord. Subject to Section 6.4 hereof and except to the extent caused by the negligence or willful misconduct of Landlord or its employees or agents, Tenant covenants and agrees to protect, indemnify, defend and save Landlord and Landlord’s managers, employees, agents, beneficiaries, successors, assigns and other related parties (“Related Parties”) harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon incurred by or asserted against Landlord or its Related Parties by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Demised Premises, (b) any act or omission of Tenant or Tenant’s agents, officers or employees or any other person entering upon the Demised Premises under express or implied invitation of Tenant (collectively, “Tenant’s Agents”); (c) any use which may be made of, or condition existing upon, the Demised Premises; (d) any improvements, fixtures or equipment upon the Demised Premises; (e) any failure on the part of Tenant or Tenant’s Agents to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction over Tenant or Tenant’s Agents; and (g) any repairs, maintenance or Changes to the Demised Premises by, through or under Tenant. Tenant further covenants and agrees that, in case any action, suit or proceeding is brought against Landlord or its Related Parties by reason of any of the foregoing, Tenant shall, at Tenant’s sole cost and expense, defend Landlord in any such action, suit or proceeding. Tenant’s employees, officers, directors, shareholders, managers, members and partners shall have no direct liability under this Lease; without, however, limiting any other claim against such party at law or in equity.

8.24    Landlord Indemnification of Tenant. Subject to Section 6.4 hereof and except to the extent caused by the negligence or willful misconduct of Tenant or Tenant’s Agents, Landlord covenants and agrees to protect, indemnify, defend and save Tenant harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon, incurred by, or asserted against Tenant by reason of (a) the negligence or willful misconduct of Landlord and its employees and agents; or (b) a default by Landlord under this Lease, after the lapse of all applicable notice grace and cure periods. Tenant waives and releases any claims Tenant may have against Landlord or its Related Parties for loss, damage or injury to person or property sustained by Tenant or Tenant’s Agents resulting from any cause whatsoever other than (i) negligence or willful misconduct of Landlord, or (ii) the default by Landlord in its obligations under this Lease. Notwithstanding anything to the contrary, the indemnification of Tenant by Landlord provided in this Section 8.24 shall be subject to all waivers, limitations and restrictions otherwise provided in this Lease. Notwithstanding anything to the contrary, Landlord’s liability under this Lease shall be restricted to and Tenant shall look solely to the equity of Landlord in the Property (or, in the event Tenant is leasing any of the Option Space pursuant to the Expansion Option, the Project), including any insurance proceeds, sale proceeds, finance proceeds, cash accounts and condemnation proceeds, in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever. Landlord’s employees, officers, directors, shareholders, managers, members and partners shall have no direct liability under this Lease; without, however, limiting any other claim against such party at law or in equity.

8.25    Release upon Transfer by Landlord. In the event of a transfer by Landlord of the Property or of Landlord’s interest as Landlord under this Lease, Landlord’s successor or assign shall take subject to and be bound by this Lease and in such event, Tenant covenants and agrees that Landlord and its Related Parties shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord’s successor or assign for satisfaction of the obligations of Landlord under this Lease; and that, upon demand by Landlord or Landlord’s successor or assign, Tenant shall attorn to such successor or assign.

8.26    Rules and Regulations. Tenant shall observe and comply with rules and regulations attached hereto as Exhibit C, which may be reasonably amended from time to time by Landlord by providing written notice thereof to Tenant. Landlord shall not be responsible to Tenant for the failure of any other tenant of the Building to observe or comply with any of the rules or regulations. Landlord shall not enforce such rules and regulations in a discriminatory manner. If there is an inconsistency between this Lease and such rules and regulations, the provisions of this Lease shall control.

8.27    Hazardous Substances.

(a) Tenant covenants and agrees that neither Tenant nor Tenant’s Agents shall use, store, generate, treat, transport, or dispose of any Hazardous Substance at the Property without first obtaining Landlord’s written approval, which consent shall be in Landlord’s sole and subjective discretion. Tenant shall, at its sole cost and expense, promptly respond to and clean up any release or threatened release caused or permitted by Tenant or Tenant’s Agents of any Hazardous Substance (as hereinafter defined) into the drainage systems, soil, surface water, groundwater, or atmosphere, in a safe manner, in strict accordance with Applicable Law (as hereinafter defined), and as authorized or approved by all federal, state, and/or local agencies having authority to regulate the permitting, handling, and cleanup of Hazardous Substances.

(b) Tenant hereby indemnifies, defends and holds harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys’ fees, incurred by, claimed or assessed against Landlord or its Related Parties (i) under any laws, rules, regulations including, without limitation, Applicable Laws, (ii) in any way connected with any injury to any person or damage to any property, or (iii) any loss to Landlord or its Related Parties occasioned in any way by Hazardous Substances caused by Tenant or Tenant’s Agents on or about the Property, or permitted by Tenant and first existing in the Demised Premises during the Lease Term or Tenant’s occupancy of the Demised Premises, except to the extent caused by Landlord or its Related Parties.

(c) Without limiting its obligations under any other Section of this Lease, Tenant shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand relating to potential or actual contamination on the Property resulting from the acts of Tenant and Tenant’s Agents. Tenant hereby waives, releases and discharges forever Landlord from all present and future claims, demands, suits, legal and administrative proceedings and from all liability for damages, losses, costs, liabilities, fees and expenses, present and future, arising out of or in any way connected any condition of environmental contamination of the Property or the existence of Hazardous Substances in any state on the Property unless caused by Landlord or its Related Parties.

(d) Landlord consents to Tenant’s use of ordinary office products in customary quantities within the Demised Premises, in accordance with Applicable Laws and the terms and conditions of this Lease.

(e) Hazardous Substance(s) shall mean any hazardous substance, pollutant, contaminant, waste, by product or constituent regulated under any of the Applicable Laws (as hereinafter defined); oil and petroleum products, natural gas, natural gas liquids, liquified natural gas, and synthetic gas usable for fuel; pesticides regulated under any of the Applicable Laws; asbestos and asbestos containing materials, PCBs and other substances regulated under any of the Applicable Laws; raw materials, building components and the product of any manufacturing or other activities on the Property, source material, special nuclear material, by-product material and any other radioactive materials of radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communications Standard, 29 C.F.R. § 19.10.1200 et seq.; industrial process and pollution control wastes, whether or not defined as hazardous within the meaning of any Applicable Law; and any substance which at any time shall be listed as “hazardous” or “toxic” or regulated under any of the Applicable Laws.

(f) Applicable Law(s) shall include, but shall not be limited to, all federal, state, and local statutes, ordinances, regulations and rules regulating the environmental quality, health, safety, contamination and cleanup including, without limitation, the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq; the water Quality Act of 1987, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq.; the Marine Protection, Research and Sanctuaries Act, as amended, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, as amended, 42 U.S.C. § 4321 et seq.; the Noise Control Act, as amended, 42 U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. § 300 (f) et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601. et seq.; the Atomic Energy Act, as amended, 42 U.S.C. § 2011 et seq.; the Nuclear Waste Policy Act of 1982, as amended, 42 U.S.C. § 10101 et seq.; and state superlien and environmental cleanup statues, with implementing regulations and guidelines. Applicable Laws shall also include all federal, state, regional, county, municipal, agency, judicial and other local laws, statutes, ordinances, regulations, rules and rulings, whether currently in existence or hereinafter enacted or promulgated, that govern or relate to: (i) the existence, cleanup and/or remedy of contamination of property; (ii) the protection of the environment from spilled, deposited or otherwise emplaced contamination; (iii) the control of Hazardous Substances; or (iv) the use, generation, discharge, transportation, treatment, removal or recovery of Hazardous Substances.

(g) Landlord represents and warrants to Tenant that, to the Landlord’s actual knowledge based solely on any existing environmental reports, there is no asbestos or Hazardous Materials located in the Demised Premises or the Building in violation of Applicable Law as of the date hereof. Subject to Section 6.4 hereof, and except to the extent caused by the negligence or willful misconduct of Tenant or Tenant’s Agents, Landlord hereby indemnifies, defends and holds harmless Tenant from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys’ fees, incurred by, claimed or assessed against Tenant as a result of any Hazardous Substances affecting the Demised Premises caused by Landlord or its Related Parties in violation of Applicable Laws, except to the extent caused by Tenant or Tenant’s Agents. This indemnification shall be subject to all waivers, limitation and restrictions otherwise provided in this Lease.

(h) In the event that there are any Hazardous Substances upon the Demised Premises as of the date hereof and Tenant is not reasonably able to use the Demised Premises as the result of such pre-existing Hazardous Substance, then Tenant may provide written notice thereof to Landlord. In such event, the Lease shall terminate within thirty (30) days after such notice (or such later date as Tenant may vacate and surrender the Demised Premises); provided that Landlord shall be entitled to provide written notice to Tenant that Landlord has elected (provided Landlord shall not be obligated to do so) to remediate such Hazardous Substance at no cost to Tenant, as necessary to allow Tenant to again use the Demised Premises, or prosecute legal action or other appropriate proceedings against the parties responsible for such Hazardous Substance, at no cost to Tenant, in order to cause such remediation as necessary to allow Tenant to again use the Demised Premises. If Landlord makes such election, then the effective date of such termination shall be extended as long as Landlord is diligently pursuing such remediation and/or legal action; provided that if Tenant does not believe that Landlord is diligently pursuing such remediation and/or legal action, Tenant shall provide at least thirty (30) days written notice thereof and opportunity to cure to Landlord. Upon remediation of such Hazardous Substance as herein provided, the exercise of such termination shall be withdrawn and the Lease shall continue in full force and effect. Notwithstanding anything to the contrary, if Tenant has not been reasonably able to use the Demised Premises as a result of such Hazardous Substance for a period of at least eleven (11) months, then Tenant shall be entitled to provide written notice to Landlord accelerating the effective date of such termination to a date stated in such notice, which date shall not be earlier than one (1) month after such notice from Tenant; provided that if such remediation is completed in order to allow Tenant to again use the Demised Premises within such one (1) month period, the exercise shall be deemed withdrawn and the Lease shall continue in full force and effect.

IX.    DAMAGE OR DESTRUCTION.

9.1    Tenant’s Notice of Damage. If any portion of the Demised Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord (“Tenant’s Notice of Damage”).

9.2    Options to Terminate if Damage Substantial. Upon receipt of Tenant’s Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Demised Premises. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Demised Premises (“Landlord’s Notice of Repair Time”). If Landlord reasonably estimates that repair or restoration of the Demised Premises cannot be completed within two hundred forty (240) days from the time of Tenant’s Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. If, however, the damage or destruction was caused by the international act or omission of Tenant or Tenant’s Agents, Landlord shall have the option to terminate this Lease if Landlord reasonably estimated that the repair or restoration cannot reasonably be completed within two hundred forty (240) days from the time of Tenant’s Notice of Damage, but Tenant shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within thirty (30) days after Landlord’s Notice of Repair Time. If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire ten (10) days after the notice by either Landlord or Tenant exercising such party’s option to terminate this Lease. Following termination of this Lease under the provisions hereof Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of Tenant’s Notice of Damage less the reasonable value of any use or occupation of the Demised Premises by Tenant subsequent to the time of Tenant’s Notice of Damage. If the Demised Premises are materially damaged during the last twelve (12) months of the Lease Term, such that Landlord reasonably estimates that the repair or restoration cannot be reasonably completed within one hundred twenty (120) days after the Tenant’s Notice of Damage, then Landlord or Tenant may terminate this Lease by providing written notice thereof to the other party within thirty (30) days after Tenant’s Notice of Damage.

9.3    Option to Terminate if Damage to Building. {Intentionally Omitted}

9.4    Obligations to Repair and Restore. If repair and restoration of the Demised Premises can be completed within the period specified in Section 9.2, in Landlord’s reasonable estimation, or if neither Landlord nor Tenant terminate this Lease as provided in Sections 9.2, then this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Demised Premises (including the Tenant Improvements and any improvements constructed by Landlord but excluding any Changes, fixtures and personal property constructed or owned by Tenant) to be repaired and restored with reasonable diligence and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Demised Premises.

9.5    Application of Insurance Proceeds. The proceeds of any Property insurance maintained on the Demised Premises by Landlord, other than property insurance maintained by Tenant on fixtures and personal property of and leasehold improvements made by Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Demised Premises and Tenant Improvements to be repaired and restored and further subject to any rights under any Mortgage encumbering the Property to such proceeds. If such fire or other casualty shall occur during the last two (2) years of the Lease Term (subject to Tenant’s right to exercise the Renewal Option), then Landlord’s obligation to repair and restore the Demised Premises and Tenant Improvements provided in this Section 9 is limited to the repair and restoration that can be accomplished with the proceeds of any Property Insurance maintained on the Demised Premises, plus the amount of any deductible under the Property Insurance (subject to Tenant’s reimbursement of such deductible to the extent provided in Section 6.1). The amount of any such insurance proceeds is subject to any right of any Mortgagee to apply such proceeds to its secured debt under its Mortgage.

X.    CONDEMNATION.

10.1    Taking – Substantial Taking – Insubstantial Taking. A “Taking” shall mean the taking of all or any portion of the Demised Premises or the Building as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Demised Premises or the Building under the threat of condemnation. A “Substantial Taking” shall mean a Taking of fifteen percent (15%) or more of the Floor Area of either the Demised Premises or the Building, or if any parking is taken and the remainder is not reasonably sufficient for Tenant’s needs. An “Insubstantial Taking” shall mean a Taking which does not constitute a Substantial Taking.

10.2    Termination on Substantial Taking. If there is a Substantial Taking with respect to the Demised Premises or the Building, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

10.3    Restoration on Insubstantial Taking. In the event of an Insubstantial Taking with respect to the Demised Premises or the Building, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Demised Premises (including the Tenant Improvements but excluding any Changes, fixtures and personal property constructed or owned by Tenant), less such Taking, to be restored as near as may be to the original condition thereof prior to such Taking and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space so taken.

10.4    Right to Award. The total award, compensation, damages or consideration received or receivable as a result of a Taking (“Award”) shall be paid to and be the property of Landlord, including, without limitation, any part of the Award made as compensation for diminution of the value of this leasehold or the fee of the Demised Premises. Tenant hereby assigns to Landlord, all of Tenant’s right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord such documents as may be necessary to facilitate collection by Landlord of any such Award. Notwithstanding Landlord’s right to the entire Award, Tenant shall be entitled to a separate award, if any, for the loss of Tenant’s personal property, the loss of Tenant’s business and profits. Tenant’s moving expenses, and Changes made by Tenant (subject to amortization of such Changes on a straight line basis over the initial Lease Term).

XI.    DEFAULTS BY TENANT.

11.1    Defaults Generally. In the event that any of the following events shall occur, Tenant shall be deemed to be in default of Tenant’s obligations under this Lease (each of the following shall be referred to as a “Default by Tenant”).

11.2    Failure to Pay Rent or Other Amounts. A Default by Tenant shall exist if Tenant fails to pay Basic Rent, Additional Rent, Monthly Deposits, or any other amounts payable by Tenant within seven (7) days after such rental or other amount is due under the terms of this Lease. The foregoing grace period shall be in addition to notice required by Colorado statute prior to commencing an action for forceable entry and detainer.

11.3    Violation of Lease Terms. A Default by Tenant shall exist if Tenant breaches or fails to comply with any non-monetary agreement, term, covenant or condition in this Lease applicable to Tenant, and Tenant does not cure such breach or failure within thirty (30) days after notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 30 day period, if Tenant shall not in good faith commence to cure such breach on failure to comply within such 20-day period or shall not diligently proceed therewith to completion following such notice.

11.4    Inspection of Demised Premises. A Default by Tenant shall exist if the Demised Premises is not being occupied and Tenant shall fail to cause the Demised Premises to be inspected or monitored for fifteen (15) consecutive days.

11.5    Transfer of Interest Without Consent. A Default by Tenant shall exist if Tenant’s interest under this Lease or in the Demised Premises shall be transferred to or pass to or devolve upon any other party without Landlord’s prior written consent, except as provided in Section 8.16(g).

11.6    Execution and Attachment against Tenant. A Default by Tenant shall exist if Tenant’s interest under this Lease or in the Demised Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

11.7    Bankruptcy or Related Proceedings. A Default by Tenant shall exist if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law of act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

XII.    LANDLORD’S REMEDIES.

12.1    Remedies Generally. Upon the occurrence of any Default by Tenant, Landlord shall have the right, at Landlord’s election, then or any time thereafter, to exercise any one or more of the following remedies.

12.2    Cure by Landlord. In the event of a Default by Tenant, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action including, without limitation, (a) a charge in the amount of fifteen percent (15%) of such advances, costs and expenses payable to Landlord to compensate for the administrative overhead attributable to such action, (b) reasonable attorneys’ fees, and (c) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien, with respect to the Demised Premises which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Demised Premises and under this Lease. In the event that the Lease Term has expired or Tenant is no longer occupying the Demised Premises, Landlord shall be entitled to take such actions as provided under this Section 12.2 without Landlord being required to provide the notice to Tenant under Section 11.3.

12.3    Termination of Lease and Damages. In the event of a Default by Tenant, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Demised Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the Basic Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Demised Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting, which expenses shall be reasonably allocated if the term of the reletting extends beyond the remaining Lease Term. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Basic Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (a) the aggregate of the Basic Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, over (b) the aggregate rental value of the Demised Premises for the balance of the Lease Term, both discounted to present worth at the rate of eight percent (8%) per annum.

12.4    Repossession and Reletting. In the event of a Default by Tenant to the extent permitted by applicable law, Landlord may, in accordance with a valid court order therefor, reenter and take possession of the Demised Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in said notice. After recovering possession of the Demised Premises, Landlord may, from time to time, but shall not be obligated to, relet the Demised Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its sole and subjective discretion, may determine. Nothing herein provided shall limit Landlord’s obligation to mitigate damages in accordance with Colorado law. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including attorneys’ fees, which Landlord may incur in connection with such reletting, to the extent permitted by applicable law. Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible for or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord’s recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Basic Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Demised Premises, exceeds the amounts payable by Tenant under this Lease. If in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith shall be made in determining the net amount recovered from such reletting.

12.5    Tenant’s Financing. In connection with any institutional financing arrangement made by Tenant, Landlord will execute and deliver a waiver of any “landlord’s lien” against Tenant’s property, reasonably acceptable to Landlord.

12.6    Suits by Landlord. Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord’s election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

12.7    Recovery of Landlord Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord within ten (10) days of demand.

12.8    Administrative Late Charge. Notwithstanding any other remedies for nonpayment of rent, if the monthly payment of Basic Rent and Additional Rent are not received by Landlord on or before the seventh (7th) day of the month for which such rental is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the seventh (7th) day of the month next following the month in which Tenant was invoiced, an administrative late charge of four percent (4%) of such past due amount shall become due and payable, as Additional Rent, in addition to such amounts owed under this Lease to help defray the additional cost to Landlord for processing such late payments. Notwithstanding the foregoing, Tenant shall not be required to pay a late charge with respect to the first delinquent payment made by Tenant during any Year.

12.9    Interest on Past-Due Payments and Advances. Tenant covenants and agrees to pay Landlord, as Additional Rent, interest on demand at the rate of fifteen percent (15%) per annum, compounded on a monthly basis, on the amount of any Basic Rent, Additional Rent or other charges not paid when due, from the date due and payable, and on the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorneys’ fees, paid by Landlord in connection with the taking of any action to cure any Default by Tenant, from the date of making any such payment or the advancement of such costs and expenses by Landlord.

12.10    Additional Damages. In the event of a Default by Tenant, Landlord shall be entitled to recover as damages, in addition to all other damages and remedies provided hereunder, an amount equal to the total of (i) the cost of recovering possession of the Demised Premises, (ii) the unpaid Basic Rent, Additional Rent and any other amounts current at the time of such Default by Tenant, or (iii) damages for the wrongful withholding of the Demised Premises by Tenant. Landlord waives all consequential damages and loss of profits against Tenant except with respect to any (a) holdover, subject to Section 13.2, or (b) material physical damage to the Demised Premises intentionally caused by Tenant or Tenant’s Agents in violation of Tenant’s obligations under this Lease (provided that such damages shall be reduced to the extent of any insurance proceeds from Landlord’s Insurance and excluding any damage to the extent caused by the negligence of Tenant or Tenant’s Agents).

12.11    Landlord’s Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved whether or not such amount be greater equal or less than the amounts recoverable, either as damages or rent, under this Lease.

12.12    Remedies Cumulative. Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

XIII.    SURRENDER AND HOLDING OVER.

13.1    Surrender Upon Lease Expiration. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Demised Premises to Landlord broom clean and otherwise in similar condition as when Tenant first occupied the Demised Premises after completion of the Tenant Improvements ordinary wear and tear excepted, any Changes made by Tenant excepted, and damage for which Tenant is not liable under this Lease or the law excepted. Tenant, at Landlord’s option, shall transfer the telephone services to Landlord instead of terminating such service account provided that Landlord bears any costs of such transfer. If, within the last ninety (90) days of the Lease Term, Tenant has vacated the Demised Premises, Landlord shall have the right to decorate, remodel, repair, or otherwise prepare the Demised Premises for reletting and re-occupancy.

13.2    Holding Over. If Tenant shall hold over after the expiration of the Lease Term, with or without written consent, Tenant shall be deemed to be a tenant from month to month, at a monthly rental, payable in advance, equal to one hundred fifty percent (150%) of the Basic Rent and Tenant shall also pay all Additional Rent, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Demised Premises, as well as, if Tenant holds over for more than the three (3) month period herein provided without Landlord’s written consent, any damages incurred by Landlord, due to Tenant’s failure to vacate the Demised Premises and deliver possession to Landlord as herein provided Notwithstanding the foregoing, Landlord consents to Tenant holding over for a period of up to three (3) months at the monthly amount of Basic Rent and Additional Rent being paid for the month immediately preceding the expiration date of the Lease Term, provided that (a) Tenant provides notice thereof to Landlord at least six (6) months prior to the expiration date of the Lease Term and (b) there is no Default by Tenant under this Lease. In no event shall Tenant be liable to Landlord for any consequential or other damages for holding over hereunder, except to the extent that Tenant holds over in the Demised Premises for more than the three (3) month period herein provided without the written consent of Landlord.

XIV.    MISCELLANEOUS.

14.1    No Implied Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord or Tenant to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant or payment of rent during a default by Landlord, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such Default by Tenant or default by Landlord, as the case may be.

14.2    Survival of Provisions. The covenants, agreements and obligations of the parties hereto shall continue in force and effect and survive any expiration of the Lease Term or termination of this Lease.

14.3    Covenants Independent. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any offset against Landlord if Landlord fails to perform its obligations under this Lease.

14.4    Covenants as Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

14.5    Tenant’s Remedies. In addition to Tenant’s other rights expressly provided under this Lease, Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default, provided Landlord is diligently curing said default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to any Mortgagee of whose address. Tenant has been notified in writing and shall afford such holder a reasonable opportunity to cure any default on Landlord’s behalf but in no event less than thirty (30) days following such notice. In no event shall Landlord be responsible for any consequential damages incurred by Tenant including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder.

14.6    Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

14.7    No Recording. Neither this Lease nor any memorandum or other memorialization of this Lease shall be recorded in the records of any County Clerk and Recorder of the State of Colorado or any other public records without Landlord’s prior consent.

14.8    Notices and Demands. All billings under this Lease shall be provided by Landlord to Tenant at the address for billings set forth in the Summary by regular mail or personal delivery. All other notices and demands under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when personally delivered or three (3) business days after mailing through the United States mail, postage prepaid, certified or registered, return receipt requested, or one (1) business day after being sent by nationally recognized overnight courier, addressed to the party to receive the notice at the address set forth for such party in the Summary or at such other address as either party may notify the other of in writing. An attorney for a party hereunder can give any notice on behalf of such party.

14.9    Time of the Essence. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

14.10    Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

14.11    Severability. If any provision of this Lease shall be held invalid or enforceable, the remainder of this Lease shall not be affected thereby and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

14.12    Governing Law; Legal Fees. This Lease shall be interpreted and enforced according to the laws of the State of Colorado. If any action is commenced by one party hereto against another party hereto, the non-prevailing party shall reimburse the prevailing party for all of its expenses of such action, including reasonable attorney fees and disbursements.

14.13    Entire Agreement. This Lease, the Summary, Attachments, Exhibits and Addenda referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the Demised Premises and Tenant’s occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein.

14.14     No Oral Amendment or Modifications. No amendment or modification of this Lease and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

14.15    Format. This Lease has been prepared to reflect all additions and deletions negotiated between Landlord and Tenant from the initial form of this Lease submitted by Landlord to Tenant. All provisions and terms that are stricken are deletions and shall not be a part of this Lease provided, however, a deletion from this Lease shall not be construed to create the opposite intent of the deleted provision. All provisions and terms which are underlined (other than headings, titles and captions) are additions and shall be part of this Lease. Tenant acknowledges that it has had the opportunity to thoroughly review and negotiate this Lease and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

14.16     Real Estate Brokers. Tenant covenants to pay hold harmless and indemnify the Landlord from and against any and all cost expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof, whether or not meritorious, other than the broker(s) listed as the Broker(s) on the Summary. Tenant acknowledges Landlord is not liable for any representations by Tenant’s Broker (as set forth in Section 13 of the Summary) or by Landlord’s Broker except as required in Section 14.17(c), regarding the Demised Premises, the Building, the Project, or this Lease.

14.17    Agency Disclosure.

(a) Landlord is represented by Etkin Johnson Company LLC, which is acting as Landlord’s agent (“Landlord’s Broker”). Landlord’s Broker is an agent for Landlord and not an agent for Tenant, unless Landlord’s Broker enters into a written agreement with Tenant to act as its agent. Landlord’s Broker owes duties to Landlord which include utmost good faith, loyalty and fidelity. Landlord’s Broker will negotiate on behalf of and act as an advocate for Landlord. Please do not tell Landlord’s Broker any information which you do not want to share with Landlord. Landlord is not vicariously liable for the acts of Landlord’s Broker that are not approved, directed or ratified by Landlord. Although Landlord’s Broker does not represent Tenant, Landlord’s Broker shall disclose to Tenant all adverse material facts about the Demised Premises actually known by Landlord’s Broker. Landlord’s Broker shall assist Tenant without regard to race, creed, sex, religion, national origin, familial status, marital status, or handicap.

(b) DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAILABLE WHICH INCLUDE SELLER (LANDLORD) AGENCY, Buyer (TENANT) AGENCY, OR TRANSACTION-BROKER.

(c) The definitions of real estate brokerage relationships are provided as follows: A landlord’s agent: (i) is engaged as a limited agent and works solely on behalf of the landlord; (ii) owes duties to the landlord which include the utmost good faith, loyalty and fidelity; (iii) will negotiate on behalf of and act as an advocate for the landlord; and (iv) must disclose to potential tenants only adverse material facts about the property actually known by the agent. A broker acting as a landlord’s agent may cooperate with other brokers but may not engage or create any subagents. A landlord is not vicariously liable for the acts of landlord’s agent that are not approved, directed or ratified by landlord. A separate written listing agreement is required which sets forth the duties and obligations of the parties, and notice of such agency relationship must be furnished to any prospective party to the proposed transaction in a timely manner. A tenant’s agent: (i) is engaged as a limited agent and works solely on behalf of the tenant; (ii) owes duties to the tenant which include the utmost good faith, loyalty and fidelity; (iii) will negotiate on behalf of and act as an advocate for the tenant; and (iv) must disclose to potential landlords only adverse material facts concerning the tenant’s financial ability to perform the terms of the transaction actually known by the agent. A tenant is not vicariously liable for the acts of tenant’s agent that are not approved, directed or ratified by tenant. A broker acting as a tenant’s agent owes no duty to conduct an independent inspection of the property for the benefit of the tenant, and owes no duty to independently verify the accuracy or completeness of statements made by the landlord or independent inspectors; provided, however, this does not limit the agent’s duties, as set forth above, A broker acting as a tenant’s agent may cooperate with other brokers but may not engage or create any subagents. A separate written tenant agency agreement is required which sets forth the duties and obligations of the parties, and notice of such agency relationship must be furnished to any prospective party to the proposed transaction in a timely manner. A broker shall not establish dual agency with any landlord or tenant. A transaction-broker: (i) will assist a landlord or a tenant or both throughout a real estate transaction with communication, advice, negotiation, contracting and closing without being an agent or advocate for any of the parties; (ii) does owe the parties a number of statutory obligations and responsibilities, including using reasonable skill and care in the performance of any oral or written agreement; and (iii) must also make the same disclosures as agents about adverse material facts concerning a property or a tenant’s financial ability to perform the terms of a transaction, but only to the extent actually known by the agent. A transaction broker may cooperate with other brokers but shall not engage or create any subagents. A landlord and tenant shall not be vicariously liable for a transaction-broker’s acts. A broker shall be considered a transaction-broker unless a single agency relationship is established through a written agreement between the broker and the party (ies) to be represented by such broker.

14.18    Intentionally Omitted.

14.19    Parking. Tenant shall be entitled to the non-exclusive use of the Parking Area up to the maximum number of spaces set forth in the Summary, on a first come-first serve basis. Landlord shall be entitled to establish reasonable rules and regulations governing the use of the Parking Area including, without limitation, the right to issue parking permits and decals to be affixed to motor vehicles (with the reasonable costs thereof being a part of the Common Facilities Charges). Landlord may designate a specific area for Tenant’s parking spaces within the Parking Area and may modify, relocate, reduce or restrict any of the parking spaces in the Parking Area, but the same may not be reduced so as to provide Tenant less than the number of spaces set forth in the Summary, Landlord shall be entitled to permit the use of the Parking Area for other purposes, including uses not related to the operation of the Building, provided the same does not create a insurance to Tenant or interfere with Tenant’s use of the Demised Premises, access thereto or Tenant’s parking Landlord shall not be liable for and Tenant hereby releases and covenants not to bring any action against Landlord for any loss, damage or theft to or from any motor vehicle or other property of Tenant of Tenant’s Agents which occurs in or about the Parking Area. At Tenant’s request and cost, Landlord shall identify visitor parking spaces for Tenant’s guests, which spaces shall be included in the parking spaces allocated to Tenant and located nearest to the entrance to the Demised Premises. Subject to the other provisions of this Lease, Tenant’s right to use such parking spaces shall be a license only, which license shall be co-terminus with the expiration or any termination of this lease. Landlord shall not grant parking rights in the Parking Area to Tenant and other parties for more parking spaces than are available in the Parking Area. Landlord shall use good faith efforts to stop any party from using more parking spaces in the Parking Area than the number to which such party is entitled, at Tenant’s request.

14.20    Relationship of Landlord and Tenant. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

14.21    Authority of Tenant. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

14.22    Economic Incentives. Landlord, at no cost to Landlord, will reasonably cooperate with Tenant in obtaining any economic incentives for Tenant locating at the Project or growing its business at the Project, and Tenant shall be entitled to all of such benefits. The foregoing shall not limit Landlord’s right to obtain any economic incentives with respect to the Project and Landlord shall be entitled to all of such benefits.

IN WITNESS WHEREOF the parties hereto have caused this Lease to be executed the day and year first above written.

TENANT: DOUBLECLICK INC., a Delaware corporation

By:	/s/ Robert W. Parker
Name:ROBERT W. PARRER Title: CFO DOUBLECLICK INC

LANDLORD: 2650 CRESCENT LLC, a Colorado limited liability company

By:	/s/ David L. Johnson
Name:David L. Johnson Title: Authorized Agent

STATE OF NY                )

)ss.

COUNTY OF NY            )

The foregoing instrument was acknowledged before me this 12th day of Dec, 2005, by Robert Parbra as CFO of DOUBLECLICK INC., a Delaware corporation.

WITNESS my hand and official seal

Noreen E. Corrigan
Notary Public

My Commission Expires:

STATE OF Colorado)

)ss.

COUNTY OF Denver)

The foregoing instrument was acknowledged before me this 14th day of December 2005, by David L. Johnson as Authorized Agent of 2650 CRESCENT LLC, a Colorado limited liability company.

WITNESS my hand and official seal.

Kathleen A. DiOrio
Notary Public
My Commission Expires:10/7/08

Kathleen A. DiOrio

Notary

Public

State of Colorado

Expires 10-7-2008

EXHIBIT “E”

Lease Option Agreement

THIS LEASE OPTION AGREEMENT is made this 14th day of December, 2005 (“Agreement”), between 2600 CAMPUS DRIVE LLC, a Colorado limited liability company (“Landlord”), and DOUBLECLICK INC., a Delaware corporation (“Tenant”).

RECITALS:

A.     Contemporaneously herewith, 2650 Crescent LLC (“Related Landlord”) and Tenant are entering into a Lease of Space, dated December 14, 2005 (as the same may be amended from time to time, the “Related Lease”), pertaining to the demised premises located at 251 Exempla Circle, Lafayette, Colorado 80026 (“Related Premises”).

B.    In satisfaction of certain of Related Landlord’s obligations under Section 7 of the Addendum to the Related Lease, Related Landlord is required to cause Landlord to grant certain expansion options to Tenant to lease the Option Space (as defined below).

C.    Landlord and Tenant desire to enter into this Agreement to provide for Landlord’s grant of certain of such expansion options to Tenant, as more fully herein set forth.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Expansion Option. Landlord grants the expansion option and continuous right of first refusal to Tenant (“Expansion Option”) to lease the Option Space (as herein defined), upon the terms and conditions provided in this Agreement. The “Option Space” shall be all leasable space located in the buildings known as 2600 Campus Drive, 2655 Crescent Drive and 2675 Crescent Drive, Lafayette, Colorado 80026, owned by Landlord from time to time. The Option Space is more fully described on Exhibit A, attached hereto and incorporated herein.

2.    Expansion Space. In the event Landlord desires to accept a bona fide third party offer to lease all or any portion of the Option Space (herein referred to as the “Expansion Space”), Landlord shall provide Tenant with written notice thereof to Tenant (“First Right of Refusal Notice”). For a period of five (5) business days after the First Right of Refusal Notice, Tenant shall have the right to lease the entire Expansion Space by providing written notice thereof to Landlord within such five (5) business day period. If Tenant exercises the Expansion Option with respect to such Expansion Space, Landlord and Tenant shall enter into a lease agreement (“Lease”) for such Expansion Space, upon the terms and conditions herein set forth.

3.    Lease. Landlord and Tenant shall enter into the Lease for such Expansion Space within thirty (30) days after Tenant’s exercise of the Expansion Option with respect to such Expansion Space. Landlord and Tenant shall enter into a separate Lease with respect to each exercise of the Expansion Option by Tenant. The Lease shall provide for the same terms, conditions, agreements and provisions as the Related Lease to the extent applicable as applied to the Expansion Space, except as follows.

(a) If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided within the first eighteen (18) months of the Lease Term of the Related Premises under the Related Lease, the Basic Rent (exclusive of any increases by reason of Section 3 of the Work Letter attached to the Related Lease, unless Tenant utilizes such additional funds with respect to such Expansion Space) shall be the same rate per square foot of Floor Area per annum then in effect for the Related Premises (including subsequent annual increases as defined in the Summary of the Related Lease), the Lease Term for the Expansion Space shall commence upon the date specified in the First Right of Refusal Notice (or such later date as such Expansion Space is actually delivered to Tenant), and shall be co-terminus with the Lease Term for the Related Premises under the Related Lease, and the Tenant Improvement Allowance for the Expansion Space shall be prorated based upon the number of months remaining in the initial Lease Term of the Related Premises under the Related Lease, as compared to the total number of months in the initial Lease Term under the Related Lease (which is one hundred twenty (120) months). The construction of the Tenant Improvements for the Expansion Space shall be subject to the terms and conditions provided in the Work Letter to the Related Lease.

(b) If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided after the first eighteen (18) months of the Lease Term of the Related Premises under the Related Lease, the First Right of Refusal Notice shall include the Basic Rent, the Lease Term, Tenant Improvement Allowance, if any, and the other terms and conditions upon which Landlord is willing to lease the Expansion Space to a bona fide third party. If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided after the first eighteen (18) months of the Lease Term of the Related Premises under the Related Lease the terms and conditions specified in the First Right of Refusal Notice shall apply; provided, however, the Lease Term of the Expansion Space shall be co-terminus with the Lease Term for the Related Premises under the Related Lease and any Tenant Improvement Allowance and other concessions shall be prorated based upon the number of months remaining in the initial Lease Term of the Related Premises under the Related Lease as compared to the total number of months in the Lease Term for which Landlord is willing to lease the Expansion Space to such third party (as stated in the First Right of Refusal Notice). Notwithstanding the foregoing, if the Lease Term provided in the First Right of Refusal Notice ends prior to the Lease Term of the Related Premises under the Related Lease, the Tenant Improvement Allowance and other concessions will not be reduced and shall be in the amount set forth in the First Right of Refusal Notice.

(c) The Termination Fee in the Termination Option shall be adjusted as follows: (i) Tenant shall not be required to pay the fixed amount provided in Section 5(i) of the Addendum to the Related Lease, and (ii) the unamortized leasing costs to be paid by Tenant, as provided in Section 5(ii) of the Addendum to the Related Lease, shall be based upon the actual leasing costs for the Expansion Space.

(d) The number of unassigned parking spaces allocated to Tenant, pursuant to Section 13 of the Summary to the Lease, shall be adjusted for the Expansion Space based upon a ratio of 5.0 parking spaces per 1,000 square feet of Floor Area of the Expansion Space. Tenant’s Pro Rata Share, pursuant to Section 6 of the Summary to the Lease, shall be adjusted for the Expansion Space based upon the Floor Area of the Expansion Space as compared to the Floor Area of the Building and Project, respectively, of which the Expansion Space is a part. The Lease shall not contain the Rental Abatement provided in Section 2 of the Addendum to the Related Lease. The Lease shall not contain the Expansion Option provided in Section 7 of the Addendum to the Related Lease.

(e) The definition of the Project, pursuant to Section 2.7 of the Lease, shall be the real property comprising all of the Option Space. The Lease shall also contain the modifications to the Related Lease shown on the marked copy attached as Exhibit B and incorporated herein.

4.    General Provisions.

(a) If Tenant fails to exercise the Expansion Option as to any Expansion Space by failing to provide written notice thereof to Landlord as and when herein specified, Landlord shall have the right to lease the Expansion Space to the original bona fide third party and Tenant shall have no further Expansion Option with respect to the Expansion Space unless (i) the original bona fide party and Landlord do not consummate a lease transaction, or (ii) the Expansion Space is again available for lease after the leasing thereof to such bona fide third party, in which event Tenant’s Expansion Option with respect to such Expansion Space shall continue to be in full force and effect.

(b) If there is a Default by Tenant under any Lease or the Related Lease at any time between the time that the First Right of Refusal Notice is required and the time of the commencement date of the Lease Term of any Expansion Space, then at Landlord’s option, the Expansion Option shall be null and void and of no further effect with respect to such Expansion Space at such time.

(c) The Expansion Option shall be subject to all currently existing leases for the Option Space and all currently existing options and rights of renewal, expansion, extension or refusal affecting the Option Space. Therefore, Tenant shall have no option with regard to any portion of the Option Space which is currently leased or subject to a currently existing grant of any such options or rights by Landlord until termination or expiration of such lease and/or the lapse or expiration of any such options or rights.

(d) The Expansion Option is personal to Tenant and to any successor transferee of a Permitted Transfer (as defined in Related Lease) and in the event of any Transfer other than a Permitted Transfer by Tenant, whether or not with the consent of Landlord, the Expansion Option shall automatically terminate and be of no further force or effect. This Expansion Option shall not be effective during any term that Tenant is a holdover tenant or a tenant at will or sufferance.

5.    Termination. The Expansion Option shall lapse at the end of the ninth (9th) year of the Lease Term of the Related Premises under the Related Lease and Tenant shall have no further right to exercise the Expansion Option thereafter (except with respect to any First Right of Refusal Notice provided prior to such date). Following the date of such lapse of the Expansion Option, Landlord shall not be required to provide the First Right of Refusal Notice to Tenant. In addition, in the event that the Related Lease expires or is terminated for any reason, this Expansion Option shall be of no further force or effect and this Agreement shall terminated as of the effective date of such termination of the Related Lease. In the event of the lapse or termination of this Expansion Option or this Agreement, Landlord and Tenant shall enter into any agreements or instruments reasonably requested by the other party to evidence such termination including, without limitation, a termination of any recorded memorandum memorializing this Expansion Option.

6.    Notices. All notices and demands under this Agreement shall be in writing, signed by the parties giving the same and shall be deemed properly given and received when personally delivered, or three (3) business days after mailing through the United States Mail, postage prepaid, certified or registered, return receipt requested, or one (1) business day after being sent by nationally recognized overnight courier, addressed to the party to receive the notice at the address set forth below or at such other address as either party may notify the other in writing. An attorney for a party hereunder may give any notice on behalf of such party. The notice addresses for Landlord and Tenant are as follows:

If to Landlord:	2600 Campus Drive LLC
c/o Etkin Johnson Company LLC
1512 Larimer Street, Suite 325
Denver, CO 80202

with a copy to:	Isaacson Rosenbaum PC
633 17th Street, Suite 2200
Denver, CO 80202
Attn: Neil B. Oberfeld, Esq.

If to Tenant:	DoubleClick Inc.
251 Exempla Circle, Suite 100
Lafayette, CO 80026

with a copy to:	DoubleClick Inc.
111 8th Avenue
New York, NY 10011
Attn: General Counsel

– and –

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Scott I Schneider

7.    Time is of the Essence. Time is of the essence under this Agreement and all provisions relating thereto shall be strictly construed.

8.    Governing Law; Legal Fees. This Agreement shall be interpreted and enforced according to the laws of the State of Colorado. If any action is commenced by one party hereto against another party hereto, the non-prevailing party shall reimburse the prevailing party for all of its expenses of such action, including reasonable attorney’s fees and disbursements.

9.    Entire Agreement. This Agreement constitutes the final complete expression of the parties agreements with respect to the subject matter hereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations or understandings, whether oral or written, except as expressly set forth herein. No amendment or modification of this Agreement and no approvals, consents or waivers by Landlord under this Agreement shall be valid or binding unless in writing and executed by the party to be bound.

10.    Binding Effect. This Agreement shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

LANDLORD:

2600 CAMPUS DRIVE LLC, a Colorado limited liability company

By:
Name:	David L. Johnson
Title:	Authorized Agent

TENANT:

DOUBLECLICK INC., a Delaware corporation

By:
Name:	Robert W. Parker
Title:	CFU DOUBLECLICK INC

STATE OF Colorado)

                                    )ss.

COUNTY OF Denver)

The foregoing instrument was acknowledged before me this 14th day of Colorado 2005, by David L. Johnson as Authorized Agent of 2600 CAMPUS DRIVE LLC, a Colorado limited liability company.

WITNESS my hand and official seal.

Kathleen A. DiOrio
Notary Public
My Commission Expires: 10/7/08

Kathleen A. DiOrio

Notary

Public

State of Colorado

Expires 10-7-2008

STATE OF Colorado)

                                    )ss.

COUNTY OF Denver)

The foregoing instrument was acknowledged before me this 12th day of Dec, 2005, by Robert Parker as CFO of DOUBLECLICK INC., a Delaware corporation.

WITNESS my hand and official seal.

Noreen E Coughin
Notary Public
My Commission Expires:

Prepared by and when recorded return to:

ISAACSON ROSENBAUM .P.C

633 17th Street – Suite 2200

Denver, Colorado 80202

Attention: Neil B. Oberfeld, Esq.

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (Memorandum”) is made this 14th day of December, 2005, by and between 2650 CRESCENT LLC, a Colorado limited liability company (“Landlord”), having an address of c/o Etkin Johnson Company LLC, 1512 Larimer Street, Suite 325, Denver, Colorado 80202, and DOUBLECLICK INC., a Delaware corporation (“Tenant”), having an address of 251 Exempla Circle, Suite 100, Lafayette, Colorado 80026.

WITNESSETH:

1.    Lease. By Lease of Space dated December 14, 2005 (the “Lease,” to which reference should be made for all terms not otherwise herein defined), Landlord has leased to Tenant and Tenant has leased from Landlord the Demised Premises, which are located on that parcel of real property more particularly described as the Land in Exhibit A attached hereto. The Lease is for an initial Lease Term of ten (10) years and expires on April 30, 2016; provided, however, Tenant has the option to extend the Lease Term for two (2) successive periods of up to seven (7) years each in accordance with the terms of the Lease.

2.    Expansion Option. In accordance with the terms of the Lease, Landlord granted to Tenant an expansion option, continuous right of first refusal and continuous right of availability (“Expansion Option”) to lease the “Option Space” as defined in the Lease, which is located in the building known as 2650 Crescent Drive, Lafayette, Colorado 80026, and more fully described on Exhibit B attached hereto.

3.    Termination. The Expansion Option may not be exercised after April 30, 2015, as provided in the Lease. The provisions of this Memorandum relating to the Expansion Option shall expire and be of no further force and effect from and after April 30, 2015. In addition, if the Lease expires or is terminated for any reason, the Expansion Option and this Memorandum shall be of no further force or effect and shall terminate as of the effective date of such termination of the Lease. In the event of any lapse or termination of the Expansion Option, Landlord and Tenant shall enter into any agreements or instruments reasonably requested by the other party to evidence such termination including, without limitation, a termination of the provisions of this Memorandum relating to the Expansion Option.

3.    Memorandum. The sole purpose of this Memorandum is to give notice of the Lease, the Expansion Option and all terms, covenants and conditions to the same extent as if the Lease were fully set forth herein. This instrument shall in no way amend or be used to interpret the Lease, and in the event of any conflict or inconsistency between any of the terms and conditions of this Memorandum and any term and/or condition of the Lease, the term and/or condition of the Lease shall govern and control.

4.    General. This Memorandum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Memorandum shall be binding upon and inure to the benefit of Tenant and Landlord and their respective heirs, executors, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Memorandum of Lease to be duly executed on the day and year first set forth above.

TENANT:

DOUBLECLICK INC., a Delaware corporation

By:	/s/ Robert W. Parker
Name:	ROBERT W. PARKER
Title:	CFO DOUBLE CLICK INC

LANDLORD:

2650 CRESCENT LLC, a Colorado limited liability company

By:	/s/ David L. Johnson
Name:	David L. Johnson
Title:	Authorized Agent

2

STATE OF NY )

                          )ss.

COUNTY OF NY )

The foregoing instrument was acknowledged before me this 12th day of Dec, 2005, by Rob Parker as CFO of DoubleClick Inc., a Delaware corporation.

WITNESS my hand and official seal.

Noreen E. Corrigan
Notary Public
My Commission Expires:

STATE OF Colorado )

                                    )ss.

COUNTY OF Denver )

The foregoing instrument was acknowledged before me this 14th day of Dec, 2005, by David L. Johnson as Authorized Agent of 2650 CRESCENT LLC, a Colorado limited liability company.

WITNESS my hand and official seal.

Kathleen A. DiOrio
Notary Public
My Commission Expires: 10/7/08

Kathleen A. DiOrio

Notary

Public

State of Colorado

Expires 10-7-2008

3

EXHIBIT A

Legal Description of the Demised Premises

Lot 2,

Block 3,

Lafayette Corporate Campus Replat A,

according to the Plat thereof,

recorded January 25, 2001 at Reception Number 2112981,

County of Boulder,

State of Colorado.

1

ADDENDUM TO LEASE OF SPACE

THIS ADDENDUM TO LEASE OF SPACE (“Addendum”) shall be a part of that certain Lease of Space, dated December 14, 2005 (the “Lease”) between 2650 CRESCENT LLC. a Colorado limited liability company (“Landlord”), and DOUBLECLICK INC., a Delaware corporation (“Tenant”), pertaining to the Demised Premises commonly known as Suite 100,251 Exempla Circle, Lafayette, Colorado 80026.

The following provisions shall be a part of the Lease and to the extent of any conflict between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall control. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease shall have the following additional terms:

1.    Early Occupancy. Tenant shall be entitled to early occupancy of the Demised Premises commencing upon the date of the Lease, subject to any delays in making such Demised Premises available beyond Landlord’s control. During such period of early occupancy, Tenant’s possession of the Demised Premises shall be subject to all terms and conditions of the Lease, except that Tenant shall not be obligated to pay any Basic Rent, Taxes, Landlord’s Insurance, or Common Facilities Charges until the commencement date of the Lease Term; provided, however, Tenant covenants and agrees that it shall not operate any business in the Demised Premises (other than construction and preparation of the Demised Premises for Tenant’s occupancy) until after March 1, 2006. Tenant acknowledges that such early occupancy is being provided to Tenant only as courtesy and notwithstanding any delay in such early occupancy for any reason whatsoever, the commencement date of the Lease Term and Tenant’s obligation to pay rentals under the Lease shall not be delayed or affected and Landlord shall not be liable in any manner whatsoever to Tenant for such delay in giving Tenant early occupancy. Tenant acknowledges and accepts the risk of such occupancy during the construction of the Tenant Improvements and releases and holds harmless Landlord from and against all injury to person or property whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord or its employees or agents.

2.    Rent Abatement. During the period commencing on May 1, 2006, and ending on September 30, 2006, Tenant shall not be required to pay to Landlord any Basic Rent or Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the Demised Premises (the “Rental Abatement”). All other terms and conditions of the Lease shall remain in full force and effect during the period of the Rental Abatement.

3.    Access. During the Lease Term, Tenant and its employees shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week, subject to reasonable security restrictions which may be imposed by Landlord including, without limitation, a card key access system.

4.    Signage. Tenant shall be entitled to install and display a sign on the Building and one (1) ground mounted monument sign (each referred to as a “Sign”), the precise location and size of which shall be approved by the City of Lafayette and Landlord, which approval shall not be unreasonably withheld or delayed and in accordance with the signage criteria provided on Exhibit D attached hereto. Prior to Tenant’s application for any signage permit from governing authorities and prior to the installation of a Sign, Tenant shall provide written notice to Landlord, including the plans, specifications, design and location of such Sign, which shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, and compliance with all applicable laws. Tenant shall pay all costs of installing such Sign and all costs of maintenance and utilities for such Sign. Tenant shall remove such Sign prior to the termination of the Lease Term and repair any damage caused thereby in accordance with the terms and conditions of the Lease. Notwithstanding anything to the contrary, Tenant’s right to the monument sign is subject the availability thereof under applicable law and other restrictions of record (provided that Landlord shall not hereafter enter into any restriction which would interfere with Tenant’s use of the Sign) and shall in no event reduce the other signage currently used or reserved for Landlord. In addition, in the event Tenant leases space at 2650 Crescent Drive, Tenant shall be entitled to standard signage on such buildings directory.

ADD-1

5.    Option to Terminate. Tenant shall have the right to terminate the Lease effective upon the last day of a calendar month at any time following the eighty-fourth (84th) full calendar month after the commencement date of the Lease Term (the “Termination Option”) upon the following terms and conditions: Tenant shall provide Landlord with not less than twelve (12) months prior written notice thereof, which notice shall specify the effective date of such termination and shall be accompanied by the Termination Fee (as herein defined). If there is a Default by Tenant at any time between Tenant’s exercise of the Termination Option and the effective date thereof, then at Landlord’s option the Termination Option shall specify the effective date of such termination and shall be null and void and the Lease shall continue in full force and effect in accordance with the terms and conditions thereof. The Termination Option shall be personal to Tenant and any successor or transferee to a Permitted Transfer and in the event of a Transfer by Tenant other than a Permitted Transfer, the Termination Option shall apply only to the initial Lease Term and shall not be effective during any Option. Term or any other extensions or renewals thereof. The “Termination Fee” shall mean the amount equal to (i) $140,231.00; plus (ii) an amount equal to the number of calendar months remaining in the Lease Term after the effective date of such termination divided by the number of calendar months, the original Lease Term and then multiplying such result by the sum of all costs of Landlord in entering into the Lease including, without limitation, the cost of the Tenant Improvement Allowance paid by Landlord and all real estate brokers’ commissions paid by Landlord. If Tenant fails to exercise the Termination Option as and when herein provided, the Termination Option shall be null and void and of no further force of effect.

6.    Option to Extend. Landlord grants to Tenant the right to extend the Lease Term (“Renewal Option”) for two (2) successive periods of up to seven (7) years each (“Option Term”), upon the following terms and conditions.

(a) Tenant must exercise each Renewal Option, if at all by providing Landlord with written notice thereof at least nine (9) months but not more than twenty four (24) months prior to the expiration date of the then-current Lease Term (“Renewal Notice”), which Renewal Notice shall specify the length of the Option Term. The Option Term may not be less than five (5) years and if Tenant fails to specify the Option Term in the Renewal Notice, the Option Term shall be deemed to be seven (7) years. If Tenant does not provide Landlord with the Renewal Notice as and when herein specified, the Renewal Option shall terminate and be of no further force or effect. If Tenant exercises a Renewal Option, the Lease Term shall be extended for an additional period determined as provided above, upon the same terms and conditions as set forth in the Lease, except the Basic Rent and this Renewal Option. The Basic Rent for such Option Term shall be at ninety-five percent (95%) of the then-current “Market Rate” as defined below. Each of the two (2) Renewal Options may be exercised only once and once exercised, such Renewal Option shall not be effective during any subsequent Option Term.

ADD-2

(b) The Renewal Option shall apply to the entire Demised Premises, as amended or expanded as of the commencement date of each Option Term, and may not be exercised only as to a portion of the Demised Premises, Upon exercise of a Renewal Option, Landlord and Tenant shall enter into an amendment to the Lease memorializing the terms and conditions of the Lease during such Option Term. If there is a Default by Tenant at any time between the date it exercises a Renewal Option and the date upon which such Option Term is to commence, then Landlord at its option may elect to treat the exercise of such Renewal Option as ineffective in which case this Lease shall terminate upon expiration of the then-current Lease Term.

(c) The Renewal Option is personal to Tenant and to any successor transferee under a Permitted Transfer and in the event of any Transfer by Tenant, other than a Permitted Transfer, whether or not with the consent of Landlord, any Renewal Options which have not been exercised as of the date of such Transfer shall automatically terminate.

(d) The “Market Rate” means the rate at which Landlord under no compulsion to lease the Demised Premises and a tenant under no compulsion to renew a lease for the Demised Premises would determine as the rental (including initial monthly rental and rental increases) for the renewal Option, as of the commencement date of such Option Term, taking into consideration the uses permitted under the Lease, the quality, size, design and location of the Demised Premises, and the rental for the renewal of leases for comparable space located in the vicinity and taking into account all relevant factors, including that Tenant will receive no rent abatement or other concessions. During the Option Term, Tenant shall not be entitled to any abatement of any rentals or rental concessions that are then being offered by Landlord or other property owners.

(e) If Tenant provides the Renewal Notice, Landlord will notify Tenant of the Market Rate for the Option Term (“Landlord’s Rate”) within twenty (20) days after receiving the Renewal Notice. If Tenant does not agree that Landlord’s Rate is the Market Rate, Tenant shall provide written notice thereof to Landlord within ten (10) days after Landlord’s notice, indicating the rental rate that Tenant asserts as the Market Rate for the Option Term (“Tenant’s Rate”). If Tenant fails to provide notice within such ten (10) day period, Tenant shall be deemed to have accepted Landlord’s Rate as the Market Rate. If Tenant timely provides such notice, then each party shall, within ten (10) days after Landlord receives Tenant’s notice of such dispute, designate by written notice to the other party one (1) licensed Colorado real estate broker with appropriate experience and of good reputation, having at least five (5) years’ experience in the Broomfield and Boulder County real estate market (“Brokers(s)”). The two Brokers so designated shall together determine whether Landlord’s Rate or Tenant’s Rate is closest to the Market Rate for the space in question. Landlord and Tenant shall each require the Brokers to make such determination and report it in writing to Landlord and Tenant within twenty (20) days after such selection, and each party shall use its best efforts to secure such determination within such time period. If the two selected Brokers agree as to which rate is closest, the rate agreed to be the closest (either Landlord’s Rate or Tenant’s Rate) shall be deemed the effective rental rate. The two selected Brokers fail to agree pursuant to this procedure, they shall together immediately select a third Broker who shall then (within ten (10) days of the Brokers’ selection) determine which rate is closed to the Market Rate as determined by the third Broker. The third Broker shall notify Landlord and Tenant of the Brokers determination and the rental rate selected shall be the effective rental rate. Each party will pay the fee of the Broker selected by it and one half (1/2) of the fee of the third Broker.

ADD-3

(f) Landlord and Tenant acknowledge that if in the future Landlord and Tenant enter into an amendment to the Lease providing for the extension of the Lease Term for at lease four (4) years, then such extension shall be in substitution and replacement of one (1) of the Option Terms hereunder, whether such extension is for a longer or shorter period and irrespective of whether or not so specified in such amendments. In such event Tenant shall have one less Renewal Option hereunder.

7.    Expansion Options.

(a) Landlord shall cause to be granted to Tenant the expansion option and continuous right of refusal in accordance with the Lease Option Agreement attached hereto as Exhibit E (“Option Agreement”), with respect to the Option Space described in the Option Agreement. Landlord shall also cause a memorandum memorializing the Option Agreement to be recorded in the records of the Clerk and Recorder of the County of Boulder, Colorado on or promptly following execution of Lease;

(b) Landlord grants the expansion option, continuous right of first refusal and continuous right of availability to Tenant (Collectively, the Expansion Option) to lease the Option Space (as herein defined), upon the terms and conditions provided herein. The Option Space shall be all leasable space located in the building known as 2650 Crescent Drive, Lafayette, Colorado 80026, owned by Landlord from time to time. The Option Space is more fully described in Exhibit F, attached hereto and incorporated herein.

(i)    Expansion Space.

(A)    In the event Landlord desires to offer to lease or accept a bona tide third party offer to lease all or any portion of the Option Space (herein referred to as the Expansion Space), Landlord shall provide Tenant with written notice thereof to Tenant (“First Right of Refusal Notice”). For a period of five (5) business days after the First Right of Refused Notice, Tenant shall have the right to lease the entire Expansion Space by providing written notice thereof to Landlord within such five (5) business day period. If Tenant exercises the Expansion option with respect to such Expansion Space, Landlord and Tenant shall enter into a lease agreement (“Expansion Space Lease”) for such Expansion Space, upon the terms and conditions herein set forth.

ADD-4

(B)    In addition, subject to the terms and conditions of this Expansion Option, at any time during the first eighteen (18) months of the Lease Term of the Lease, Tenant shall be entitled to provide notice to Landlord (“Tenant Notice”) indicating its desire to lease the following portion of the Option Space: All of the second floor of 2650. Crescent Drive or a portion of the second floor of 2650 Crescent Drive, containing not less than twenty thousand (20,000) square feet of Floor Area, located closest to the Demised Premises (“Second Floor Option Space”). Tenant shall specify in the Tenant Notice the Floor Area of the portion of the Second Floor Option Space that Tenant desires to lease (“Second Floor Expansion Space”). Within ten (10) days after the Tenant Notice; Landlord shall provide notice to Tenant indicating whether or not the Second Floor Expansion Space is available for lease, the location of the Second Floor Expansion Space and the commencement date of the Lease Term for the Second Floor Expansion Space, (if available). If Tenant exercises the Expansion Option with respect to the Second Floor Expansion Space and the Second Floor Expansion Space is available, Landlord and Tenant shall enter into the Lease for the Second Floor Expansion Space, upon the terms and conditions herein set forth. All references herein to the Option Space shall include the Second Floor Option Space and all references herein to the Expansion Space shall include the Second Floor Expansion Space.

(ii)    Expansion Space Lease. Landlord and Tenant shall enter into the Expansion Space Lease for such Expansion Space within thirty (30) days after Tenant’s exercise of the Expansion Option with respect to such Expansion Space. Landlord and Tenant shall enter into a separate Expansion Space Lease with respect to each exercise of the Expansion Option by Tenant. The Expansion Space Lease shall provide for the same terms, conditions, agreements and provisions as the Lease, to the extent applicable, as applied to the Expansion Space, except as follows:

(A)    If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided within the first eighteen (18) months of the Lease Term of the Demised Premises under the Lease, the Basic Rent (exclusive of any increases by reason of Section 3 of the Work Letter attached to the Lease, unless Tenant utilizes such additional funds with respect to such Expansion Space) shall be the same rate per square foot of floor Area per annum then in effect for the Demised Premises (including subsequent annual increases as defined in the summary of the Lease), the Lease Term for the Expansion Space shall commence upon the date specified in the First Right of Refusal Notice (or such later date as such Expansion Space (other than the skyway) is actually delivered to Tenant) Improvement Allowance for the Expansion Space shall be prorated based upon the number of months in the initial Lease Tenant Improvements for the Expansion for the Expansion Space shall be subject to the terms and conditions provided in the Work Letter to the Lease.

ADD-5

(B)    If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided after the first eighteen (18) months of the Lease Term of the Demised Premises under the Lese, the First Rights of Refusal Notice shall include the Basic Rent, the Lease Term. Tenant Improvement Allowance, if any, and the other terms and conditions upon which Landlord is willing to lease the Expansion Space. If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided after the first eighteen (18) months of the Lease Term of the Demised Premises, the terms and conditions specified in the First Right of Refusal Notice Shall apply; provided, however, the Lease Term of the Expansion Space shall be co-terminus with the Lease Term for the Demised Premises, and any Tenant Improvement Allowance and other concessions shall be prorated based upon the number of months remaining in the initial Lease Term of the Demised Premises as compared to the total number of months in the Lease Term for which Landlord is willing to lease the Expansion Space to such third party (as stated in the First Right of Refusal Notice). Notwithstanding the foregoing if the Lease Term provided in the First Right of Refusal Notice ends prior to the Lease Term of the Demised Premises the Tenant Improvement Allowance and other concessions will not be reduced and shall be in the amount set forth in the First Right of Refusal Notice.

(C)    If Tenant exercises the Expansion Option with respect to the Second Floor Expansion Space pursuant to Section 7(b)(i)(B), then the terms and conditions provided in Section 7(b)(ii)(A) shall apply, provided that the Tenant Notice is provided within the first eighteen (18) months of the Lease Term of the Demised Premises. If Tenant exercises the Expansion Option with respect to any Expansion Space that include the Second Floor. Option Space, pursuant to a First Right of Refusal Notice under Section 7(b)(i)(A), then the terms and conditions of section 7(b)(ii)(B) shall apply. In addition, Landlord, at its sole cost and expense, shall construct an enclosed skyway improvement connecting the Second Floor Expansion Space and the second floor of the Related Premises. The plans for such skyway are attached hereto as Exhibit C, provided that any material modifications by Landlord to such plans shall be subject to the reasonable approval of Tenant. Such skyway Shall be considered a part of the Second Floor Expansion Space and the Floor Area of such Skyway shall be included in the Floor Area of the Second Floor Expansion Space for all purposes (including, without limitation, determining the Basic Rent and Tenant’s Pro Rata Share). If Tenant exercise the Expansion Option pursuant to a First Right of Refusal Notice, the Basic Rent and Tenant’s Pro Rata share shown on such notice shall notice shall be increased for the Floor Area of such sky way accordingly (the Basic Rent being increased at the same rate for Basic Rent as provided in such notice). Landlord shall complete construction of such skyway within three (3) months following execution of the Expansion Space Lease for such Expansion Space, subject to delays beyond Landlord’s reasonable control.

(D)    The Termination Fee in the Termination Option shall be adjusted as follows: (1) Tenant shall not be required to pay the fixed amount provided in Section 5 (i) of the Addendum to the Lease; and (2) the unamortized leasing costs to be paid by Tenant, as provided in Section 5(ii) of the Addendum to the Lease, shall be based upon the actual leasing costs for the Expansion Space.

(E)    The number of unassigned parking spaces allocated to Tenant, pursuant to Section 13 of the Summary to the Expansion Space, Lease, shall be adjusted for the Expansion Space based upon a ratio of 5.0 parking spaces per 1,000 square feet of Floor Area of the Expansion Space. Tenant’s Pro Rata Share, pursuant to Section 6 of the Summary to the Expansion Space Lease, shall be adjusted for the Expansion Space based upon the Floor Area of the Expansion Space as compared to the Floor Area of the Building and Project, respectively, of which the Expansion Space is a part. The Expansion Space Lease shall not contain the Rental Abatement provided in Section 2 of the Addendum to the Lease. The Expansion Space Lease shall not contain the Expansion Option provided in Section 7 of the Addendum to the Lease.

ADD-6

(F)    The Expansion Space Lease shall also contain the modifications to the Lease shown on the marked copy attached as Exhibit B to the Option Agreement (attached hereto as Exhibit E), which is incorporated herein by this reference.

(iii)    General Provisions.

(A)    If Tenant fails to exercise the Expansion Option as to any Expansion Space by failing to provide written notice thereof to Landlord as and when herein specified, Landlord shall have the right to lease the Expansion Space to the original bona fide third party and Tenant shall have no further Expansion Option with respect to the Expansion Space unless (i) the original bona fide party and Landlord do not consummate a lease transaction, or (ii) the Expansion Space is again available for lease after the leasing thereof to such bona fide third party, in which event Tenant’s Expansion Option with respect to such Expansion Space shall continue to be in full force and effect.

(B)    If there is a Default by Tenant under the Lease or any lease entered into pursuant to the Expansion Option at any time between the time that the First Right of Refusal Notice or Tenant Notice is required and the time of the commencement date of the Lease Term of any Expansion Space, then at Landlord’s option, the Expansion Option shall be null and void and of no further effect with respect to such Expansion Space at such time.

(C)    The Expansion Option shall be subject to all currently existing leases for the Option Space and all currently existing options and rights of renewal, expansion, extension or refusal affecting the Option Space. Therefore, Tenant shall have no option with regard to any portion of the Option Space which is currently leased or subject to a currently existing grant of any such options or rights by Landlord until termination or expiration of such lease and/or the lapse or expiration of any such options or rights.

(D)    The Expansion Option is personal to Tenant and to any successor transferee of a Permitted Transfer and in the event of any Transfer other than a Permitted Transfer by Tenant, whether or not with the consent of Landlord, the Expansion Option shall automatically terminate and be of no further force or effect. This Expansion Option shall not be effective during any term that Tenant is a holdover tenant or a tenant at will or sufferance.

(E)    Landlord represents and warrants to Tenant that Landlord is the owner of the Option Space, subject to matters of record, and that Landlord shall not, during the term of this Expansion Option, sell, transfer or convey the Properly or the Option Space without conveying the other property to the same transferee.

ADD-7

(iv)    Termination. The Expansion Option shall lapse at the end of the ninth (9th) year of the Lease Term of the Demised Premises and Tenant shall have no further right to exercise the Expansion Option thereafter (except with respect to any First Right of Refusal Notice or Tenant Notice provided prior to such date). Following the date of such lapse of the Expansion Option, Landlord shall not be required to provide the First Right of Refusal Notice to Tenant. In addition, in the event that the Lease expires or is terminated for any reason, this Expansion Option shall be of no further force or effect and this Agreement shall terminate as of the effective date of such termination of the Lease. In the event of the lapse or termination of this Expansion Option, Landlord and Tenant shall enter into any agreements of instruments reasonably requested by the other party to evidence such termination.

8.    Satellite Dish. Tenant may, at its sole cost and expense, but without additional charge therefor by Landlord, install and operate during the Term, one or more satellite antennas, receiving dishes or terrestrial microwave antennas (hereinafter collectively the “Satellite Antenna”) on the roof of the Building at a location to be designated by Landlord, and reasonably acceptable to Tenant (hereinafter the “Installation Area”). The installation of such Satellite Antenna shall be subject to the following.

(1) Tenant shall not install or operate the Satellite Antenna until it receives prior written approval from Landlord, which approval Landlord agrees shall not be unreasonably withheld or delayed provided, and on the condition that, Tenant submits plans and specifications for the installation of the Satellite Antenna which are reasonably acceptable to Landlord. Prior to commencing installation, Tenant shall provide Landlord with (i) copies of all required governmental and quasi-governmental permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Satellite Antenna, and (ii) a Certificate of Insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Satellite Antenna. Landlord may withhold approval if the installation or operation of the Satellite Antenna may damage the structural integrity of the Building.

(2) Tenant warrants and represents that (i) Tenant shall repair in a good and workman like manner any damage to the roof of the Building caused by the installation of the Satellite Antenna, (ii) the maintenance of the Satellite Antenna on the roof or the operation thereof shall not cause interference with any telecommunications, mechanical or other systems located at or servicing any building, premises or location in the vicinity of the Building limited however to that permissible under applicable F.C.C. regulations to the extent that such regulations apply, (iii) the installation, existence, maintenance and operation of the Satellite Antenna shall not constitute a violation of any applicable laws, ordinances, rules, orders or regulations of any governmental authority.

(3) The installation of the Satellite Antenna shall be made subject to and in accordance with all of the provisions of the Lease. The contractors performing the installation of the Satellite Antenna and/or performing any work on or to the roof of the Building shall be approved or designated by Landlord prior to the commencement of any work, which approval shall not be unreasonably withheld or delayed.

ADD-8

(4) [Intentionally Omitted].

(5) Tenant covenants and agrees that the installation, operation and removal of the Satellite Antenna will be at its sole risk, except for damage caused by the negligence or willful misconduct of Landlord or its employees or agents. Subject to Section 6.4 of the Lease, Tenant agrees to protect, indemnify, defend and save Landlord harmless from and against all claims, actions, damages, liability, obligations, penalties, causes of action, costs and expenses, including reasonable attorneys’ fees and disbursements, imposed upon, incurred by or asserted against Landlord by reason of any accident, injury to or death of any person or loss of or damage to any property or business, or any other loss or injury, or as a result of any litigation arising out of the installation, operation or removal of the Satellite Antenna, except for damage caused by the negligence or willful misconduct of Landlord or its employees or agents.

(6) Landlord, at its sole option, may require Tenant, at any time prior to the expiration date of the Lease Term, to terminate the operation of the Satellite Antenna if it is causing physical damage to the structural exterior of the Building, interfering with another party, in excess of that permissible under F.C.C. regulations, to the extent that such regulations apply and such regulations shall not require such tenants or those providing such services to correct such interference. Notwithstanding the foregoing, if Tenant can correct the damage or disturbance caused by the Satellite Antenna to Landlord’s reasonable satisfaction, Tenant may restore its operation. If damage or disturbance caused by the Satellite Antenna is not corrected and the Satellite Antenna restored to operation within thirty (30) days, Landlord, at its sole option, may require that Tenant remove the Satellite Antenna at its own expense.

(7) At the expiration or sooner termination of this Lease, or upon termination of the operation of the Satellite Antenna, or revocation of any license issued, Tenant shall remove the Satellite Antenna from the Building at its sole cost and expense. Tenant shall leave the Installation Area in good order and repair. If Tenant does not remove the Satellite Antenna when so required, Tenant hereby authorizes Landlord to remove and dispose of the Satellite Antenna and to charge Tenant for all costs and expenses incurred.

9.    Tenant Improvements. Tenant shall construct the Tenant Improvements in accordance with and as defined in the Work Letter attached hereto. Landlord shall pay the costs of the Tenant Improvements up to the Tenant Improvement Allowance in accordance with and as defined in the Work Letter, and Tenant shall pay all costs of the Tenant Improvements in excess thereof in accordance with the Work Letter.

10.    Prohibited Use. Notwithstanding anything to the contrary, Tenants’ Permitted Use shall specifically exclude any Medical Use (as herein define). Tenant shall not use the Demised Premises for the Medical Use and shall not permit its employees, agents, contractors, invitees, successors, assigns or any other person to use the Demised Premises for any Medical Use. For the purposes of this Section 11, the term “Medical Use” shall mean any use for hospital, healthcare, nursing, medical office, medical diagnostic, surgery or medical treatment, dental, chiropractic, alternative medicine, pharmaceutical, ophthalmologic or similar use or purpose, in each case which provides patient care services. Medical Use does not include the sale of goods at wholesale and retail, assisted living facilities, extended care facilities and other similar types of nursing homes.

ADD-9

EXECUTED as of this 14th day of December, 2005

LANDLORD:

2650 CRESCENT LLC, a Colorado limited liability company

By: /s/ David L. Johnson
Name: David L. Johnson
Title: Authorized Agent

TENANT:

DOUBLECLICK INC. a Delaware Corporation

By: /s/ Robert L. Parker
Name: Robert L. Parker
Title: CFO DOUBLECLICK INC

ADD-10

WORK LETTER

This Work Letter (“Work Letter”) shall be part of that certain Lease of Space, dated December 14, 2005 (“Lease”, to which reference should be made for all terms not otherwise herein defined), between 2650 CRESCENT LLC, a Colorado limited liability company (“Landlord”), and DOUBLECLICK INC., a Delaware corporation (“Tenant”), pertaining to the Demised Premises commonly known as Suite 100, 251 Exempla Circle, Lafayette, Colorado 80026.

1.    Preliminary Plans/Working Drawings.

(a)    Landlord and Tenant designate McDermott Planning & Design, Inc. (the “Architect”) as the architect for the construction of the Tenant Improvements (as herein defined). Tenant, at Tenant’s discretion, shall have the right to competitively bid the Tenant Improvements with at least three mutually acceptable, qualified tenant finish contractors. Tenant shall select the most qualified bid and tenant finish contractor, in its sole discretion. Tenant shall have the right to select its own construction manager. Landlord shall be entitled to reasonably approve all such selections and the form and substance of the written agreements with all such contractors. Landlord shall not be permitted to specify a particular subcontractor unless Landlord is willing to pay any increased charge therefor; however, without limiting Landlord’s right hereunder to reasonably disapprove of any subcontractor.

(b)    Landlord and Tenant shall consult and cooperate with each other as necessary to reach agreement regarding schematic designs, performance requirements and preliminary plans for the Tenant Improvements (“Preliminary Plans”). The Architect shall prepare the Preliminary Plans and provide the Preliminary Plans to Landlord and Tenant for approval. Landlord and Tenant shall review the Preliminary Plans and provide written notice to the Architect and the other party of any objection to the Preliminary Plans, specifying any changes required for such party’s approval, which shall not be unreasonably withheld or conditioned. If Landlord does not provide written notice of objection within five (5) business days after receipt of the Preliminary Plans, Landlord shall be deemed to have approved the Preliminary Plans.

(c)    Upon approval of the Preliminary Plans, Landlord and Tenant shall consult and cooperate with each other as necessary to reach agreement regarding the complete construction and engineering plans and specifications for the construction of the Tenant Improvements (the “Working Drawings”), including, without limitation, a budget for the cost of the construction of the Tenant Improvements. The Working Drawings shall be prepared by the Architect and shall be an evolution and incorporation of the Preliminary Plans. The Architect shall provide the Working Drawings to the Landlord and Tenant for approval. Landlord and Tenant shall review the Working Drawings and provide written notice to the Architect and the other party of any objection to the Working Drawings, specifying any changes required for such party’s approval of the Working Drawings, which shall not be unreasonably withheld or conditioned. If Landlord does not provide written notice of objection within five (5) business days after receipt of the Working Drawings, Landlord shall be deemed to have approved the Working Drawings.

(d)    In the event either party provides written notice of objection to the Preliminary Plans or the Working Drawings, then Landlord, Tenant and the Architect shall cooperate as necessary to reach agreement regarding any outstanding changes. The Architect shall prepare a revised draft of the Preliminary Plans or the Working Drawings, as the case may be, as soon as reasonably possible and submit a revised draft thereof to Landlord and Tenant for approval. The same procedures and deadlines for review and approval by Landlord and Tenant shall apply to the revised draft. Landlord’s approval of the Preliminary Plans or the Working Drawings shall not constitute any opinion or agreement by Landlord or impose any present or future liability or responsibility on Landlord, except as expressly herein set forth.

(e)    Landlord has provided the Architect with a CAD file showing detailed existing conditions of the Demised Premises, including architectural, electrical, mechanical, plumbing, life safety and voice/data.

2.    Building Permit. After approval by Landlord of the Working Drawings, Tenant shall submit the drawings to the appropriate governmental authority for plan review and issuance of a building permit and any other applicable governmental approvals. All permit and processing fees shall be paid by Tenant, subject to reimbursement from the Tenant Improvement Allowances. Tenant shall diligently pursue obtaining all such approvals and shall provide written updates to Landlord upon request from Landlord.

3.    Tenant Improvement Allowance. Except for the Tenant Improvement Allowance Tenant shall be responsible, as to both cost and performance, for the Tenant Improvements. Landlord shall pay up to $45.00 per square foot of the Floor Area of the Demised Premises (“Tenant Improvement Allowance”) for the costs of the Tenant Improvements. The Tenant Improvement Allowance may be applied to all hard and soft construction costs, including architectural and engineering fees, moving costs, signage costs, data/telecommunications cabling costs, furniture, fixture and equipments costs, and construction management fees and for these purposes all of such costs shall be included in each reference to costs of the Tenant Improvements” or to similar phrases. In the event that the costs of the Tenant Improvements are less than the Tenant Improvement Allowance, the cost savings shall belong to Landlord and Tenant shall not be entitled to any payment, refund, credit or reduction in Basic Rent or other charges due under the Lease. If the costs of the Tenant Improvements exceed the Tenant Improvement Allowance, Tenant shall have the right to require Landlord to pay up to an additional $6.00 per square foot of the Floor Area of the Demised Premises for the costs of the Tenant Improvements, as an addition to the Tenant Improvement Allowance. Such additional contribution by Landlord to the Tenant Improvement Allowance shall be reimbursed by Tenant by increasing the Basic Rent by a monthly amount determined by amortizing such additional amount at an interest rate of eight percent (8%) per annum over the Lease Term. In such event, Landlord and Tenant shall enter into an amendment to the Lease memorializing the increase in the Tenant Improvement Allowance and the Basic Rent. Tenant agrees to provide notice to Landlord upon execution of this Lease, if Tenant desires to exercise its right to such additional contribution.

4.    Disbursements.

(a)    Tenant shall be entitled to disbursements from Landlord from time to time from the Tenant Improvement Allowance for payment of actual costs incurred by Tenant for the Tenant Improvements. Tenant shall provide written notice to Landlord at least thirty (30) days prior to the requested date of each such disbursement, which notice shall include a certified statement by the Architect, the general contractor and Tenant indicating the proposed date of such disbursement, the proposed amount of such disbursement and a list of the contractors, subcontractors and suppliers and the amounts to be paid to such persons from such disbursement, and a line-item description of the work and supplies which have been furnished and completed by such persons for such disbursement. Such certified statement shall be in the form of an Application for Payment (AIA Forms G702 and G703) and shall contain such additional information as may be reasonably required by Landlord. Landlord shall be entitled to make all or part of any disbursement directly to the respective contractors, subcontractors and suppliers. Such disbursement shall be made within thirty (30) days of receipt of Tenant’s disbursement request and back-up, provided Tenant has satisfied all other requirements for such disbursement.

(b)    As a condition precedent to each disbursement, there shall have been no Default then existing by Tenant under the Lease and there shall have been no mechanic’s lien recorded or asserted against Tenant or the Demised Premises with respect to the Tenant Improvements, which has not been bonded or otherwise discharged or for which Landlord has not been provided security. As a condition precedent to each disbursement, Tenant shall furnish to Landlord, at least seven (7) days prior to such disbursement, mechanic’s lien waivers from the contractors, subcontractors and suppliers as to the payment, work and supplies relating to such disbursements made hereunder, conditioned upon receipt of such payment, in a form and substance reasonably satisfactory to Landlord.

(c)    Upon full satisfaction by Tenant of all conditions required under this Work Letter for each disbursement and approval thereof by Landlord, Landlord shall pay to Tenant ninety percent (90%) of the amount of the completed Tenant Improvements for such disbursement and the remaining balance thereof shall be held by Landlord until the Final Disbursement (as herein defined). Tenant shall be responsible for any amounts owed for the Tenant Improvements in excess of the Tenant Improvement Allowance.

5.    Final Disbursement. At such time as Landlord determines that Tenant has satisfied the following requirements, the remaining balance of the Tenant Improvement Allowance shall be disbursed by Landlord (the “Final Disbursement”): (a) the Tenant Improvements have been substantially completed by Tenant (subject only to minor punch list items) in accordance with Section 13 of this Work Letter (including, with limitation, obtaining a final certificate of occupancy); (b) there are no outstanding amounts owed for the Tenant Improvements, other than as contained in the final draw request submitted by Tenant; (c) Tenant has fully completed all but minor punch list items in accordance with Section 15 of this Work Letter; (d) Tenant has assigned, in common with Tenant, and delivered to Landlord all warranties, (e) Tenant has delivered to Landlord a copy of all maintenance and operating manuals; (f) Tenant has delivered to Landlord a set of field record drawings and specifications reflecting as-built conditions; and (g) Tenant has otherwise complied with all other conditions precedent to draws under Section 4 and otherwise under this Work Letter.

6.    General Conditions: Tenants construction of the Tenant Improvements shall comply with the following general requirements, all of which shall be conditions to each disbursement:

(a)    All costs for labor, services and supplies for the Tenant Improvements shall not be above market rates. Tenant shall disclose all costs paid to affiliates of Tenant.

(b)    Tenant and its contractors shall maintain liability, builder’s risk, worker’s compensation and such other insurance coverage as reasonably required by Landlord and customary for tenants of similar size space in the vicinity of the Project Landlord at its option, may require Tenant to provide a lien, completion and performance bond in connection with the construction of the Tenant Improvements in an amount, form and substance reasonably satisfactory to Landlord, provided such lien, completion and performance bond shall be at Landlord’s expense and shall not be part of the Tenant Improvement Allowance.

(c)    The construction of the Tenant Improvements shall comply in all respects with all applicable federal, state and local laws, ordinances and codes. Tenant shall be responsible for all compliance with the Americans With Disabilities Act (the “ADA”) relating to or arising as a result of the Tenant Improvements (which shall be addressed in the Working Drawings for the Tenant Improvements). Tenant shall also be responsible for all ADA compliance relating to or arising as a result of any alterations or improvements constructed by Tenant, any specific uses of the property made by Tenant, any employee of Tenant or any other matter not required solely in connection with the Base Building, Core and Shell. Landlord, at Landlord’s sole cost and expense, shall be responsible for any work required for the base building, core and shell of the Building to be in compliance with the requirements of the Americans with Disabilities Act. Tenant, at Tenant’s sole cost and not as part of the Tenant Improvement Allowance, shall have the right to reinforce the floor of the Demised Premises in areas specified by Tenant’s structural engineer, and as designed by Tenant’s structural engineer, subject to Landlord’s reasonable approval thereof and the other terms and conditions of the Lease.

(d)    Tenant shall cause its contractors, subcontractors and suppliers to provide warranties for a period of not less than one (1) year against defects and workmanship, materials or supplies. Tenant shall promptly assign to Landlord, in common with Tenant all manufacturers or other warranties obtained as a part of the Tenant Improvements.

(e)    Tenant shall maintain the Demised Premises and all surrounding areas (to the extent required by reason of Tenant’s construction) in a clean and orderly condition during the construction of the Tenant Improvements. Tenant shall not drain or discharge water onto or divert water from any portion of the Property or any adjacent lands.

(f)    Tenant shall coordinate its construction activities with Landlord and Landlord’s contractors to avoid disruption to any other construction on the Property or the utility and other operations serving the Property. Storage of Tenant’s contractor’s construction materials, tools, equipment and debris shall be confined to the Demised Premises and to any areas which may be designated for such purpose by Landlord. During construction of the Tenant Improvements, Tenant shall cover all exterior glass so that the interior of the Demised Premises is not visible from the exterior of the Demised Premises. No work will be done to the exterior of the Building without Landlord’s prior written approval. Following Landlord’s approval of the Working Drawings, Landlord will not impose any additional Building construction standards, other than those imposed by the applicable building code of the municipality or other applicable law.

(g)    Tenant shall provide and pay for all temporary utility facilities and the removal of debris as necessary and required in connection with the construction of the Tenant Improvements. Tenant shall not enter into any contract or agreement with any governmental or quasi-governmental authority with reference to any utilities, sewer lines, water lines, street improvements or similar matters, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion.

7.    Inspection. Landlord and its supervisory personnel and contractors shall be entitled to enter the Demised Premises from time to time, without notice to Tenant, to inspect the construction of the Tenant Improvements, but only at such times as Tenant’s representative, contractor or architect have been given the opportunity to be present in the Demised Premises. Landlord’s review of the Tenant Improvements shall be limited to a determination of Tenant’s compliance with its obligations under this Work Letter and shall not constitute a review of the quality, completeness, safety or legal compliance of the Tenant Improvements. Neither Landlord’s approval of the Preliminary Plans, the Working Drawings or any application for payment, nor Landlord’s inspection of the Tenant Improvements shall constitute any representation or warranty, or an assumption of responsibility by Landlord for the accuracy, sufficiency or condition of the Tenant Improvements. Tenant acknowledges that Tenant shall be solely and entirely responsible for ensuring that the Preliminary Plans and the Working Drawings are in conformity with applicable governmental codes, regulations, rules and other laws, and that the Tenant Improvements will be suitable for Tenant’s intended purpose. Tenant shall be solely responsible for the accuracy, sufficiency and condition of the Tenant Improvements.

8.    Commencement of Construction. Tenant shall construct the tenant improvements for the Demised Premises in accordance with the Working Drawings (the “Tenant Improvements”). Tenant shall commence construction of the Tenant Improvements upon the occurrence of the following events: approval of the Working Drawings by Landlord and Tenant; and issuance of the building permit and all other government approvals required for the construction of the Tenant Improvements. Tenant shall complete construction of the Tenant Improvements as soon as reasonably possible. Landlord shall pay up to the amount of the Tenant Improvement Allowance and Tenant shall pay all costs of the Tenant Improvements in excess thereof.

9.    Intentionally Omitted.

10.    Change Orders. Subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, Tenant may request changes in the Tenant Improvements but if Landlord incurs any additional costs as a result of such change order which causes the cost of the Tenant Improvements to exceed the Tenant Improvement Allowance, Tenant shall pay all such additional costs. Tenant shall not construct the Tenant Improvements in accordance with any change order and Landlord has approved such change order in writing.

11.    Governmental Requirements. If any changes to the Tenant Improvements are required by any applicable governmental authority including, without limitation, any county or municipal planning or building department, then Landlord and Tenant agree to modify the Working Drawings and the Tenant Improvements to either eliminate or comply with the government requirement.

12.    Planning Services. All costs for space planning design, architectural and engineering services for the Tenant Improvements (including without limitation, the Preliminary Plans and the Working Drawings) shall be included in the costs of the Tenant Improvements and may be disbursed by Landlord from the Tenant Improvement Allowance.

13.    Completion of Tenant Improvements. A statement from the Architect certifying the date upon which the Tenant Improvements have been completed (other than customary punch list items) shall be conclusive evidence of the completion thereof. The Tenant Improvements shall be deemed to have been complete when (i) the Tenant Improvements are fully complete and properly operable (except for customary punch list items) by execution of Certificate of Completion (AIA Form G704) certified by the Architect, the general contractor and Tenant, and approved by Landlord, which approval shall not be unreasonably withheld or delayed and (ii) Tenant has obtained a final certificate of occupancy from the applicable governmental authority. The Lease Term and Tenant’s obligation to pay rentals due under the Lease shall commence upon the commencement date of the Lease Term provided in the Summary of Basic Lease Terms of the Lease irrespective of whether or not the Tenant Improvements are complete, except as a result of any Landlord delay as expressly herein provided. In no event shall the Lease Term be delayed if there is any-delay in the completion of the Tenant Improvements as a result of any special equipment, fixtures or materials, changes, alterations, or additions requested by Tenant, any delay of Tenant in submitting information necessary for the preparation of the Working Drawings, the failure of Tenant to timely approve or agree to any matter required for the completion of the Tenant Improvements, any delay caused by force majeure, any delay caused by any governmental or quasi-governmental authority, associations or other third-parties, any delay caused by Tenant, the Architect or any contractors, subcontractors or suppliers, or any other act or omission of Tenant (collectively the “Tenant Delay”).

14.    Assumption of Risk. All materials, work, equipment, supplies and Tenant Improvements of any nature whatsoever brought on or installed in the Demised Premises hereunder shall be at Tenant’s sole risk. Neither Landlord nor any party acting on behalf of Landlord shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, except as a result of Landlord’s negligence or willful misconduct.

15.    Punch List. Notwithstanding substantial completion of the Tenant Improvements by Tenant, Landlord shall be entitled to provide Tenant with written notice within thirty (30) days after the commencement date of the Lease Term of a punch list of minor items which are required for completion of the Tenant Improvements. Tenant shall complete all such punch list items as soon as reasonably possible after receipt of Landlord’s notice.

16.    Tenant’s Representative. Tenant has designated Barbara Madden as the sole representative of Tenant with respect to all approvals, consents and other matters set forth in this Work Letter. Tenant represents and warrants that such representative shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change such representative except upon prior written notice and approval by Landlord.

DATED this 14th day of December, 2005.

LANDLORD:

2650 CRESCENT LLC, a Colorado limited liability company

By:	/s/ David L. Johnson
Name:	David L. Johnson
Title:	Authorized Agent

TENANT:

DOUBLECLICK INC., a Delaware corporation

By:	/s/ Robert W Parker
Name:	ROBERT W PARKER
Title:	CFO DOUBLECLICK INC

Recording Requested By

and When Recorded Return To:

MEMORANDUM OF LEASE OPTION AGREEMENT

THIS MEMORANDUM OF LEASE OPTION AGREEMENT (“Memorandum”) is made this 14th day of December, 2005, by and between 2600 CAMPUS DRIVE LLC, a Colorado limited liability company (“Landlord”), having an address of c/o Etkin Johnson Company LLC, 1512 Larimer Street, Suite 325, Denver, Colorado 80202, and DOUBLECLICK INC., a Delaware corporation (“Tenant”), having an address of 251 Exempla Circle, Suite 100, Lafayette, Colorado 80026.

1.    Related Lease. Tenant and 2650 Crescent LLC (“Related Landlord”) are parties to that certain Lease of Space (“Related Lease”) dated December 14, 2005 for the demise of premises located at 251 Exempla Circle, Lafayette, Colorado 80026 (“Related Premises”). The Related Lease is for a term of ten (10) years and expires on April 30, 2016. Tenant has two (2) options to extend the term of the Related Lease for up to seven (7) years each. The terms of the Related Lease obligate Related Landlord to cause Landlord to grant to Tenant the “Expansion Option” as defined below.

2.    Lease Option Agreement. In accordance with the terms of the Related Lease, Landlord and Tenant have entered into a Lease Option Agreement dated the date hereof (“Option Agreement”), whereby Landlord has agreed to grant to Tenant an expansion option and continuous right of first refusal (“Expansion Option”) to lease the “Option Space” as defined in the Option Agreement and located in the buildings known as 2600 Campus Drive and 2655 Crescent Drive and 2675 Crescent Drive, Lafayette, Colorado 80026, which is more fully described on Exhibit A attached hereto.

3.    Memorandum. This Memorandum is executed for the purpose of being recorded in the office of the Boulder County Clerk and Recorder to give notice of the existence of the Option Agreement, and the terms and conditions contained therein. In no event shall this Memorandum be deemed to modify any of the terms and conditions of the Option Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Memorandum and the terms and provisions of the unrecorded Option Agreement, the terms and provisions of the Option Agreement shall govern and control in all respects.

4.    Term. The Expansion Option may not be exercised after April 30, 2015, as provided in the Option Agreement. This Memorandum shall expire and be of no further force and effect from and after April 30, 2015. In addition, if the Related Lease expires or is terminated for any reason, the Expansion Option, the Option Agreement and this Memorandum shall be of no further force or effect and shall terminate as of the effective date of such termination of the Related Lease. In the event of any lapse or termination of the Expansion Option, the Option Agreement and this Memorandum, Landlord and Tenant shall enter into any agreements or instruments reasonably requested by the other party to evidence such termination including, without limitation, a termination of this Memorandum.

5.    Successors and Assigns. This Memorandum shall be binding upon and inure to the benefit of Tenant and Landlord and their respective heirs, executors, legal representatives, successors and assigns.

IN WITNESS WHEREOF, this Memorandum is executed as of the date first written above.

LANDLORD:

2600 CAMPUS DRIVE LLC, a Colorado limited liability company

By:	David L. Johnson
Name:	David L. Johnson
Title:	Authorized Agent

TENANT:

DOUBLECLICK INC., a Delaware corporation

By:	/s/ Robert W Parker
Name:	ROBERT W PARKER
Title:	CFO DOUBLECLICK INC
Date:	12/12/2005

2

STATE OF COLORADO	)
	)	ss.
COUNTY OF Denver	)

I hereby certify that on the 14th day of Dec, 2005, the foregoing instrument was acknowledged before me by David L. Johnson as Authorized Agent of 2600 CAMPUS DRIVE LLC, a Colorado limited liability company.

Witness my hand and official seal.

Notary Public

My Commission Expires:	10/7/08

Kathleen A. DiOrio

Notary

Public

State of Colorado

Expires 10-7-2008

STATE OF NY	)
	)	ss.
COUNTY OF NY	)

I hereby certify that on the 14th day of Dec, 2005, the foregoing instrument was acknowledged before me by Rob Parker, as CFO of DOUBLECLICK INC., a Delaware corporation.

Witness my hand and official seal.

Noreem E. Coregin
Notary Public

My Commission Expires:

LEASE OPTION AGREEMENT

THIS LEASE OPTION AGREEMENT is made this 14th day of December, 2005 (“Agreement”), between 2600 CAMPUS DRIVE LLC, a Colorado limited liability company (“Landlord”), and DOUBLECLICK INC., a Delaware corporation (“Tenant”).

RECITALS

A.    Contemporaneously herewith 2650 Crescent LLC (“Related Landlord”) and Tenant are entering into a Lease of Space, dated December 14, 2005 (as the same may be amended from time to time the “Related Lease”), pertaining to the demised premises located at 251 Exempla Circle, Lafayette, Colorado 80026 (“Related Premises”).

B.    In satisfaction of certain of Related Landlord’s obligations under Section 7 of the Addendum to the Related Lease Related Landlord is required to cause Landlord to grant certain expansion options to Tenant to lease the Option Space (as defined below).

C.    Landlord and Tenant desire to enter into this Agreement to provide for Landlord’s grant of certain of such expansion options to Tenant, as more fully herein set forth.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Expansion Option. Landlord grants the expansion option and continuous right of first refusal to Tenant (“Expansion Option”) to lease the Option Space (as herein defined), upon the terms and conditions provided in this Agreement. The “Option Space” shall be all leasable space located in the buildings known as 2600 Campus Drive 2655 Crescent Drive and 2675 Crescent Drive, Lafayette, Colorado 80026, owned by Landlord from time to time. The Option Space is more fully described on Exhibit A attached hereto and incorporated herein.

2.    Expansion Space. In the event Landlord desires to accept a bona fide third party offer to lease all or any portion of the Option Space (herein referred to as the “Expansion Space”). Landlord shall provide Tenant with written notice thereof to Tenant (“First Right of Refusal Notice”). For a period of five (5) business days after the First Right of Refusal Notice, Tenant shall have the right to lease the entire Expansion Space by providing written notice thereof to Landlord within such five (5) business day period. If Tenant exercises the Expansion Option with respect to such Expansion Space, Landlord and Tenant shall enter into a lease agreement (“Lease”) for such Expansion Space, upon the terms and conditions herein set forth.

3.    Lease. Landlord and Tenant shall enter into the Lease for such Expansion Space within thirty (30) days after Tenant’s exercise of the Expansion Option with respect to such Expansion Space. Landlord and Tenant shall enter into a separate Lease with respect to each exercise of the Expansion Option by Tenant. The Lease shall provide for the same terms, conditions, agreements and provisions as the Related Lease to the extent applicable, as applied to the Expansion Space, except as follows:

(a)    If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided within the first eighteen (18) months of the Lease Term of the Related Premises under the Related Lease, the Basic Rent (exclusive of any increases by reason of Section 3 of the Work Letter attached to the Related Lease, unless Tenant utilizes such additional funds with respect to such Expansion Space) shall be the same rate per square foot of Floor Area per annum then in effect for the Related Premises (including subsequent annual increases as defined in the Summary of the Related Lease), the Lease Term for the Expansion Space shall commence upon the date specified in the First Right of Refusal Notice (or such later date as such Expansion Space is actually delivered to Tenant), and shall be co-terminus with the Lease Term for the Related Premises under the Related Lease, and the Tenant Improvement Allowance for the Expansion Space shall be prorated based upon the number of months remaining in the initial Lease Term of the Related Premises under the Related Lease, as compared to the total number of months in the initial Lease Term under the Related Lease (which is one hundred twenty (120) months). The construction of the Tenant Improvements for the Expansion Space shall be subject to the terms and conditions provided in the Work Letter to the Related Lease.

(b)    If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided after the first eighteen (18) months of the Lease Term of the Related Premises under the Related Lease, the First Right of Refusal Notice shall include the Basic Rent, the Lease Term, Tenant Improvement Allowance, if any, and the other terms and conditions upon which Landlord is willing to lease the Expansion Space to a bona fide third party. If Tenant exercises the Expansion Option with respect to a First Right of Refusal Notice provided after the first eighteen (18) months of the Lease Term of the Related Premises under the Related Lease, the terms and conditions specified in the First Right of Refusal Notice shall apply; provided, however, the Lease Term of the Expansion Space shall be co-terminus with the Lease Term for the Related Premises under the Related Lease and any Tenant Improvement Allowance and other concessions shall be prorated based upon the number of months remaining in the initial Lease Term of the Related Premises under the Related Lease as compared to the total number of months in the Lease Term for which Landlord is willing to lease the Expansion Space to such third party (as stated in the First Right of Refusal Notice). Notwithstanding the foregoing, if the Lease Term provided in the First Right of Refusal Notice ends prior to the Lease Term of the Related Premises under the Related Lease, the Tenant Improvement Allowance and other concessions will not be reduced and shall be in the amount set forth in the First Right of Refusal Notice.

(c)    The Termination Fee in the Termination Option shall be adjusted as follows: (i) Tenant shall not be required to pay the fixed amount provided in Section 5(i) of the Addendum to the Related Lease; and (ii) the unamortized leasing costs to be paid by Tenant, as provided in Section 5(ii) of the Addendum to the Related Lease, shall be based upon the actual leasing costs for the Expansion Space.

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(d)    The number of unassigned parking spaces allocated to Tenant, pursuant to Section 13 of the Summary to the Lease, shall be adjusted for the Expansion Space based upon a ratio of 5.0 parking spaces per 1,000 square feet of Floor Area of the Expansion Space. Tenant’s Pro Rata Share, pursuant to Section 6 of the Summary to the Lease, shall be adjusted for the Expansion Space based upon the Floor Area of the Expansion Space as compared to the Floor Area of the Building and Project, respectively, of which the Expansion Space is a part. The Lease shall not contain the Rental Abatement provided in Section 2 of the Addendum to the Related Lease. The Lease shall not contain the Expansion Option provided in Section 7 of the Addendum to the Related Lease.

(e)    The definition of the Project, pursuant to Section 2.7 of the Lease, shall be the real property comprising all of the Option Space. The Lease shall also contain the modifications to the Related Lease shown on the marked copy attached as Exhibit B and incorporated herein.

4.    General Provisions.

(a)    If Tenant fails to exercise the Expansion Option as to any Expansion Space by failing to provide written notice thereof to Landlord and when herein specified, Landlord shall have the right to lease the Expansion Space to the original bona fide third party and Tenant shall have no further Expansion Option with respect to the Expansion Space unless (i) the original bona fide party and Landlord do not consummate a lease transaction, or (ii) the Expansion Space is again available for lease after the leasing thereof to such bona fide third party, in which event Tenant’s Expansion Option with respect to such Expansion Space shall continue to be in full force and effect.

(b)    If there is a Default by Tenant under any Lease or the Related Lease at any time between the time that the First Right of Refusal Notice is required and the time of the commencement date of the Lease Term of any Expansion Space, then at Landlord’s option, the Expansion Option shall be null and void and of no further effect with respect to such Expansion Space at such time.

(c)    The Expansion Option shall be subject to all currently existing leases for the Option Space and all currently existing options and rights of renewal, expansion, extension or refusal affecting the Option Space. Therefore, Tenant shall have no option with regard to any portion of the Option Space which is currently leased or subject to a currently existing grant of any such options or rights by Landlord until termination or expiration of such lease and/or the lapse or expiration of any such options or rights.

(d)    The Expansion Option is personal to Tenant and to any successor transferee of a Permitted Transfer (as defined in Related Lease) and in the event of any Transfer other than a Permitted Transfer by Tenant, whether or not with the consent of Landlord, the Expansion Option shall automatically terminate and be of no further force or effect. This Expansion Option shall not be effective during any term that Tenant is a holdover tenant or a tenant at will or sufferance.

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5.    Termination. The Expansion Option shall lapse at the end of the ninth (9th) year of the Lease Term of the Related Premises under the Related Lease and Tenant shall have no further right to exercise the Expansion Option thereafter (except with respect to any First Right of Refusal Notice provided prior to such date). Following the date of such lapse of the Expansion Option, Landlord shall not be required to provide the First Right of Refusal Notice to Tenant. In addition, in the event that the Related Lease expires or is terminated for any reason, this Expansion Option shall be of no further force or effect and this Agreement shall terminate as of the effective date of such termination of the Related Lease. In the event of the lapse or termination of this Expansion Option or this Agreement, Landlord and Tenant shall enter into any agreements or instruments reasonably requested by the other party to evidence such termination including, without limitation, a termination of any recorded memorandum memorializing this Expansion Option.

6.    Notices. All notices and demands under this Agreement shall be in writing, signed by the parties giving the same and shall be deemed properly given and received when personally delivered, or three (3) business days after mailing through the United States Mail, postage prepaid, certified or registered, return receipt requested, or one (1) business day after being sent by nationally recognized overnight courier, addressed to the party to receive the notice at the address set forth below or at such other address as either party may notify the other in writing. An attorney for a party hereunder may give any notice on behalf of such party. The notice addresses for Landlord and Tenant are as follows:

If to Landlord:	2600 Campus Drive LLC
c/o Etkin Johnson Company LLC
1512 Larimer Street, Suite 325
Denver, Co 80202

with a copy to:	Isaacson Rosenbaum PC
633 17th Street, Suite 2200
Denver, CO 80202
Attn: Neil B. Oberfeld, Esq.

If to Tenant:	DoubleClick Inc.
251 Exempla Circle, Suite 100
Lafayette, CO 80026

with a copy to:	DoubleClick Inc.
111 8th Avenue
New York, NY 10011
Attn: General Counsel

– and –

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Scott I. Schneider

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7.    Time is of the Essence. Time is of the essence under this Agreement and all provisions relating thereto shall be strictly construed.

8.    Governing Law; Legal Fees. This Agreement shall be interpreted and enforced according to the laws of the State of Colorado. If any action is commenced by one party hereto against another party hereto the non-prevailing party shall reimburse the prevailing party for all of its expenses of such action, including reasonable attorneys’ fees and disbursements.

9.    Entire Agreement. This Agreement constitutes the final complete expression of the parties’ agreements with respect to the subject matter hereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations representations or understandings, whether oral or written, except as expressly set forth herein. No amendment or modification of this Agreement and no approvals, consents or waivers by Landlord under this Agreement shall be valid or binding unless in writing and executed by the party to be bound.

10.    Binding Effect. This Agreement shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

LANDLORD:

2600 CAMPUS DRIVE LLC. a Colorado limited liability company

By:	/s/ David I Johnson
Name:	David I Johnson
Title:	Authorized Agent

TENANT:

DOUBLECLICK INC., a Delaware corporation

By:	/s/ Robert A Parker
Name:	ROBERT A PARKER
Title:	CEO DOUBLECLICK INC

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STATE OF Colorado                 )

                                                     ) ss.

COUNTY OF Denver                )

The foregoing instrument was acknowledged before me this 14th day of Dec, 2005, by David L. Johnson as Authorized Agent of 2600 CAMPUS DRIVE LLC, a Colorado limited liability company.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:	10/7/08

Kathleen A. DiOrio

Notary

Public

State of Colorado

Expires 10-7-2008

STATE OF NY                            )

                                                     ) ss.

COUNTY OF NY                        )

The foregoing instrument was acknowledged before me this 12th day of Dec, 2005, by Robert Parker as CFO of DOUBLECLICK INC., a Delaware corporation.

WITNESS my hand and official seal.

Moreen E Cougan
Notary Public

My Commission Expires:

6

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the 1st day of February, 2007 between DOUBLECLICK, INC., a Delaware corporation (“Assignor”) and ALLIANCE DATA FHC, INC., a Delaware corporation (“Assignee”).

RECITALS

A.    2650 Crescent LLC, a Colorado limited liability company (“Related Landlord”) and Assignor entered into a certain Lease of Space (Multi-Story Office) (the “Lease”) dated December 14, 2005, whereby Landlord leased to Assignor certain premises consisting of approximately 80,132 rentable square feet of office space (the “Premises”) on the first and second floors (Suite 100) of the building located at 251 Exempla Circle, Lafayette, Colorado.

B.    Contemporaneously with the execution and delivery of the Lease of the Premises between Related Landlord and Assignor, 2600 Campus Drive LLC, a Colorado limited liability company (“Landlord”) and Assignor entered into a certain Lease Option Agreement (the “Option Agreement”) dated December 14, 2005, whereby Landlord granted to Assignor certain expansion and other options to lease space in the buildings located at 2600 Campus Drive, 2655 Crescent Drive and 2675 Crescent Drive, Lafayette, Colorado 80026.

C.    Concurrently herewith and as part of a Permitted Transfer (as defined in the Lease), Assignor is assigning to Assignee all of its right, title and interest in and to the Lease.

D.    Assignor, in connection with such assignment of the Lease, desires to assign and transfer the Option Agreement to Assignee, and Assignee desires to accept the same upon the terms and conditions hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Assignment Effective as of the “Assignment Date” (as defined in Section 11 below), and subject to the terms and conditions of this Agreement, Assignor hereby assigns, transfers, conveys, and delivers to Assignee all of Assignor’s right, title, and interest in and to the Option Agreement. The foregoing assignment, transfer, conveyance, and delivery is made without any representations and warranties, express or implied, of any nature whatsoever except as set forth in this Agreement.

2.    Acceptance and Indemnification. Assignee hereby accepts the foregoing transfer, assignment, conveyance and delivery and assumes and agrees to faithfully perform all other covenants, stipulations, agreements, and obligations, if any, arising under the Option Agreement. Assignee shall fully indemnify and save harmless Assignor from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses of every nature whatsoever (including reasonable outside attorneys’ fees and/or the reasonable costs of in-house counsel) which arise under the Option Agreement or any lease entered into pursuant thereto, except as otherwise provided for in the Purchase Agreement by and among Assignor, Assignee and Guarantor (as defined in Paragraph 13 below) dated December 22, 2006.

3.    Assignee’s Expenses. Any taxes and other governmental charges and fees, including, without limitation, any and all transfer taxes, stamp taxes, sales taxes, and recording fees relating to the transaction evidenced by this Agreement shall be paid by Assignee.

4.    Tenant’s Address. Effective as of the Assignment Date, Section 6 of the Option Agreement is amended to substitute the following address for Tenant:

“Alliance Data FHC, Inc.

c/o Epsilon

601 Edgewater Drive

Wakefield, MA 01880

Attention:	Laura Vosburgh
Sr. Director, Real Estate & Facilities

With a copy to:

Alliance Data FHC, Inc.

17655 Waterview Parkway

Dallas, TX 75252

Attention:	General Counsel”

5.    Binding Effect. Subject to the limitation set forth below, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Assignor and the successors and assigns of Assignee. Further, this Agreement shall inure to the benefit of Landlord, its successors and assigns. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as are reasonably necessary to evidence or carry out the provisions of this Agreement.

6.    Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter contained herein and supercedes any other agreements, understandings, and negotiations with respect to the subject matter contained herein. No amendment or modification of this Agreement shall be binding or valid unless expressed in writing executed by all of the parties hereto.

7.    Headings. The headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope of meaning of the various Sections hereof.

8.    Governing Law. This Agreement shall be performable in the State of Colorado and the laws of such State shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation hereof.

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9.    Invalidity. If any provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.    Execution of Documents. This Agreement may be executed in any number of duplicate original counterparts, any of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.

11.    Authority. Each person signing this Agreement on behalf of a party warrants that he or she is duly authorized by all necessary and appropriate corporate action to execute this Agreement.

12.    Assignment Date. The Assignment Date shall be February 1, 2007.

13.    Guaranty. Concurrently herewith, Alliance Data Systems Corporation, a Delaware corporation (“Guarantor”) has executed and delivered a certain Guaranty of even date herewith (the “Guaranty”) to and for the benefit of Landlord, pursuant to which Guarantor has agreed to guarantee all of Assignee’s financial obligations under the Lease. Assignee, by its signature below, further agrees for the benefit of Landlord, its successors and/or assigns to cause Guarantor to execute and deliver a guarantee of each new lease entered into pursuant to the Option Agreement in substantially the same form as the Guaranty.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR:

DOUBLECLICK, Inc., a Delaware corporation

By:	Stephanie Abramson
Name:	Stephanie Abramson
Title:	EVP & general Counsel

ASSIGNEE:

ALLIANCE DATA FHC, INC.

By:	/s/ Alan M. Utay
Name:	Alan M. Utay
Title:	Vice President & Secretary

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CONSENT TO ASSIGNMENT

Landlord hereby consents to the assignment of the Option Agreement by Assignor to Assignee as evidenced by the Agreement. Landlord hereby covenants and agrees that Assignor is hereby released from any and all obligations, if any, under the Option Agreement relating to the period subsequent to the Assignment Date; it being agreed that Landlord shall, from and after the date hereof, look solely to Assignee for performance and payment under the Option Agreement, if any obligation exists, for claims that arise after the Assignment Date. Landlord hereby confirms that to its actual knowledge without investigation, (i) Assignor has not yet exercised any option under the Option Agreement, (ii) neither Landlord nor Assignor is currently in default with respect to any payment required to be made to the other party under the Option Agreement, and (iii) the Option Agreement is in full force and effect and has not been modified or amended except as described in the Agreement. Neither the Agreement nor this Consent shall: (a) be constructed to (1) modify, waive, release or otherwise affect any of the terms, covenants, conditions, provisions or agreements of the Option Agreement, (2) waive any non-monetary Default by Tenant under the Option Agreement, (3) waive any of Landlord’s rights as Landlord thereunder, (4) enlarge or increase Landlord’s obligation as Landlord thereunder, or (5) enlarge or increase Assignee’s rights and benefits in excess of the rights and benefits applicable to Assignee under the Option Agreement, or (b) be construed as a consent by Landlord to any further assignment by Assignee of the Option Agreement.

Capitalized terms used in this Consent to Assignment and which are not defined herein are used herein with the definitions ascribed to such terms in that certain Assignment and Assumption Agreement (the “Agreement”) between DoubleClick, Inc. (“Assignor”) and Alliance Data FHC, Inc. (“Assignee”) to which this Consent to Assignment is attached.

2600 CAMPUS DRIVE LLC, a Colorado liability company

By:	/s/ David L. Johnson
Name:	David L. Johnson
Title:	Manager

GUARANTY

THIS GUARANTY is given as of the 1st day of February, 2007, by ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation (“Guarantor”), to and for the benefit of the below described Landlord.

WITNESSETH:

WHEREAS, 2650 CRESCENT LLC, a Colorado limited liability company, as landlord (“Landlord”), and DOUBLECLICK, INC., a Delaware Corporation, as tenant (“Assignor”), entered into a Lease of Space, dated December 14, 2005 (“Lease”), pertaining to the Premises located at 251 Exempla Circle in Lafayette, Colorado (“Demised Premises”).

WHEREAS, effective February 1, 2007, ALLIANCE DATA FHC, INC., a Delaware corporation (“Assignee”), succeeded to the interest of Assignor as Tenant under the Lease, pursuant to the Assignment and Assumption Agreement (“Assignment”), dated as of February 1, 2007, between Assignor and Assignee.

WHEREAS, Assignor, Assignee and Guarantor have requested Landlord’s release of Assignor under the Lease pursuant to the terms and conditions of the Assignment, and offered to Landlord a guaranty by Guarantor in substitution and replacement thereof.

WHEREAS, Landlord is willing to consent to the Assignment and the release of Assignor pursuant to the Assignment on condition of receiving this Guaranty from Guarantor as herein contained. Capitalized terms not otherwise defined herein shall have the meanings attributed to such terms in the Lease.

NOW, THEREFORE, for and in consideration of Landlord consenting to the Assignment and agreeing to the release of Assignor pursuant to the Assignment, which Assignment is executed concurrently herewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1.    Guarantor hereby unconditionally and irrevocably, guarantees the full and prompt payment to Landlord of all installments of Basic Rent, Additional Rent, and all other sums due to Landlord pursuant to the terms and provisions of the Lease. Guarantor does hereby waive each and every notice to which Guarantor may be entitled under the Lease or otherwise, and expressly consents to any extension of time, leniency, modification, waiver, forbearance, or any change which may be made to any term and condition of the Lease, and no such change, modification, extension, waiver, or forbearance shall release Guarantor from any liability or obligation hereby incurred or assumed. Guarantor further expressly waives any notice of default in or under any of the terms of the Lease, notice of acceptance of the Guaranty, and all setoffs and counterclaims; provided, however, Guarantor shall be given the same right to cure Tenant’s default as that afforded Tenant under the Lease.

2.    It is specifically understood and agreed that, in the event of a Default by Tenant under the Lease, Landlord shall be entitled to commence any action or proceeding against Guarantor or otherwise exercise any available remedy at law or in equity to enforce the provisions of this Guaranty without first commencing any action or otherwise proceeding against Tenant or otherwise exhausting any or all of its available remedies against Tenant, it being expressly agreed by the undersigned that its liability under this Guaranty shall be primary, Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action, until and unless all obligations hereby guaranteed have been paid and fully performed.

3.    If any action is commenced by Landlord to enforce the provisions of this Guaranty, Landlord shall be entitled, if it shall prevail in any such action or proceeding, to recover from Guarantor all reasonable costs incurred in connection therewith, including reasonable attorneys’ fees. No payment by Guarantor shall entitle Guarantor, by subrogation or otherwise, to any payment by Tenant under or out of the property of Tenant, including specifically, but not limited to, the revenues derived from the Demised Premises, except after payment in full to Landlord of all amounts due and payable by Tenant to Landlord pursuant to the Lease.

4.    Guarantor represents, warrants and acknowledges that Guarantor is financially interested in Assignee.

5.    The liability of Guarantor hereunder shall in no way be affected by, and Guarantor expressly waives any defenses that may arise by reason of (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the modification, assignment or transfer of the Lease by Tenant; (e) any disability or other defenses of Tenant; or (f) the cessation from any cause whatsoever of the liability of Tenant.

6.    Guarantor agrees that if Tenant shall become insolvent or shall be adjudicated as bankrupt, or shall file a petition for reorganization, arrangement or similar relief under any present or future provisions of the Federal Bankruptcy Code or any similar law or statute of the United States or any State thereof, or if such a petition filed by creditors of Tenant shall be approved by any court, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law, or if a receiver of all or part of its property and assets is appointed by any State or Federal Court, then:

(a) If the Lease shall be terminated or rejected, or the obligations of Tenant thereunder shall be modified, Landlord shall be entitled to recover from the Guarantor and the Guarantor shall pay to Landlord that which Landlord would be entitled to recover from Tenant under the Lease in the event of a termination of the Lease by Landlord because of a Default by Tenant, and such shall be recoverable from the undersigned without regard to whether Landlord is entitled to recover the same from Tenant in any such proceeding.

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(b) If any obligation under the Lease is paid by Tenant and all or any part of such monetary obligation is subsequently avoided or recovered from Landlord as a preference, fraudulent transfer or otherwise, in any bankruptcy, insolvency, liquidation, reorganization or other proceeding involving Tenant, the liability of Guarantor under this Guaranty shall remain in full force and effect.

(c) As further security for the payment of amounts under this Guaranty, Guarantor shall file all claims against Tenant upon any indebtedness of Tenant to the undersigned in any bankruptcy or other proceeding in which the filing of claims is required by law and shall assign to Landlord all rights of the undersigned thereunder, to the extent of Guarantor’s obligations under this Guaranty. If Guarantor does not file any such claims, Landlord, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Landlord’s discretion, to assign the claim and to cause proof of claim to be filed in the name of Landlord’s nominee. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the full amount thereof, and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled.

7.    This Guaranty shall be enforced in accordance with the laws of the State of Colorado, and shall be deemed executed in the County of Boulder, State of Colorado. This Guaranty shall inure to the benefit of Landlord, its heirs, personal representatives, successors, and assigns and shall be binding upon the heirs, personal representatives, successors, and assigns of Guarantor.

GUARANTOR: ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation

By:	/s/ Alan M. Utay
Name:	Alan M Utay
Title:	Exec VP, CAD & Secretary

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STATE OF Texas	)
) ss.
COUNTY OF Collin	)

Subscribed and sworn to this 23rd day of October, 2007, by Alan M. Utay as EVP of Alliance Data Systems Corporation, a Delaware Corporation, as Guarantor.

Witness my hand and official seal.

Notary Public
My Commission Expires:	8-1-2011

KELLI W. HUNT

NOTARY PUBLIC

STATE OF TEXAS

EXPIRES

8-1-2011

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ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the 1st day of February, 2007 between DOUBLECLICK, INC., a Delaware corporation (“Assignor”) and ALLIANCE DATA FHC, INC., a Delaware corporation (“Assignee”).

RECITALS

A.    2650 Crescent LLC, a Colorado limited liability company (“Landlord”) and Assignor entered into a certain Lease of Space (Multi-Story Office) (the “Lease”) dated December 14, 2005, whereby Landlord leased to Assignor certain premises consisting of approximately 80,132 rentable square feet of office space (the “Premises”) on the first and second floors (Suite 100) of the building located at 251 Exempla Circle, Lafayette, Colorado.

B.    Assignor desires to assign and transfer the Lease and sole and actual possession of the Premises to Assignee, and Assignee desires to accept the same upon the terms and conditions hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Assignment. Effective as of the “Assignment Date” (as defined in Section 11 below), and subject to the terms and conditions of this Agreement, Assignor hereby assigns, transfers, conveys, and delivers to Assignee all of Assignor’s right title and interest in and to the Lease. The foregoing assignment, transfer, conveyance, and delivery is made without any representations and warranties, express or implied of any nature whatsoever except as set forth in this Agreement.

2.    Acceptance and Indemnification. Assignee hereby accepts the foregoing transfer, assignment, conveyance and delivery and assumes and agrees to pay all rent and additional rent and to faithfully perform all other covenants, stipulations, agreements, and obligations arising under the Lease, Assignee shall fully indemnify and save harmless Assignor from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses of every nature whatsoever (including reasonable outside attorneys’ fees and/or the reasonable costs of in-house counsel) which arise under the Lease, except as otherwise provided for in the Purchase Agreement by and among Assignor, Assignee and Guarantor (as defined in Paragraph 13 below) dated December 22, 2006.

3.    Assignee’s Expenses. Any taxes and other governmental charges and fees, including, without limitation, any and all transfer taxes, stamp taxes, sales taxes, and recording fees relating to the transaction evidenced by this Agreement shall be paid by Assignee.

9.    Invalidity. If any provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.    Execution of Documents. This Agreement may be executed in any number of duplicate original counterparts, any of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.

11.    Authority. Each person signing this Agreement on behalf of a party warrants that he or she is duly authorized by all necessary and appropriate corporate action to execute this Agreement.

12.    Assignment Date. The Assignment Date shall be February 1, 2007.

13.    Guaranty. Concurrently herewith Alliance Data Systems Corporation, a Delaware corporation (“Guarantor”) has executed and delivered a certain Guaranty of even date herewith (the “Guaranty”) to and for the benefit of Landlord, pursuant to which Guarantor has agreed to guarantee all of Assignee’s financial obligations under the Lease.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR: DOUBLECLICK, Inc., a Delaware corporation

By:	Stephanie Abramson
Name:	Stephanie Abramson
Title:	EVP & general Counsel

ASSIGNEE: ALLIANCE DATA FHC, INC.

By:	/s/ Alan M. Utay
Name:	Alan M. Utay
Title:	Vice President & Secretary

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CONSENT TO ASSIGNMENT

Landlord hereby consents to the assignment of the Lease by Assignor to Assignee as evidenced by the Agreement. Landlord hereby covenants and agrees that Assignor is hereby released from any and all obligations under the Lease relating to the period subsequent to the Assignment Date; it being agreed that Landlord shall, from and after the date hereof, look solely to Assignee for performance and payment under the Lease for claims that arise after the Assignment Date. Landlord hereby confirms that to its actual knowledge without investigation, (i) neither Landlord not Assignor is currently in default with respect to any payment required to be made to the other party under the Lease, and (ii) the Lease is in full force and effect and has not been modified or amended except as described in the Agreement. Neither the Agreement nor this Consent shall: (a) be construed to (1) modify, waive, release or otherwise affect any of the terms, covenants, conditions, provisions or agreements of the Lease, (2) waive any non-monetary Default by Tenant under the Lease, (3) waive any of Landlord’s rights as Landlord thereunder, (4) enlarge or increase Landlord’s obligation as Landlord thereunder, or (5) enlarge or increase Assignee’s rights and benefits in excess of the rights and benefits applicable to Assignee under the Lease; or (b) be construed as a consent by Landlord to any further assignment by Assignee of the Lease.

Capitalized terms used in this Consent to Assignment and which are not defined herein are used herein with the definitions ascribed to such terms in that certain Assignment and Assumption Agreement (the “Agreement”) between DoubleClick, Inc. (“Assignor”) and Alliance Data FHC, Inc. (“Assignee”) to which this Consent to Assignment is attached.

2650 CRESCENT LLC, a Colorado liability company

By:	/s/ David L. Johnson
Name:	David L. Johnson
Title:	Manager